SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box;

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

The ADT Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Forward Looking Statements

This communication contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this communication that are not clearly historical in nature, including statements regarding business strategies, market potential, future financial performance, the effects of the separation of ADT from Tyco International plc (“Tyco”), and other matters, are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Prime Security Services Borrower, LLC, Prime Security Services Parent, Inc. or Prime Security Services TopCo Parent, L.P. to obtain the necessary financing to complete the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to keep pace with the rapid technological and industry changes in order to develop or acquire new technologies for our products and services that achieve market acceptance with acceptable margins; competition in the markets we serve, including the home automation market, which may result in pressure on our profit margins and limit our ability to maintain the market share of our products and services; an increase in the rate of customer attrition, including impact to our depreciation and amortization expenses or impairment of assets related to our security monitoring services; changes in the housing market and consumer discretionary income; failure to maintain the security of our information and technology networks, including personally identifiable information and other data, our products may be subject to potential vulnerabilities of wireless and Internet of Things devices, and our services may be subject to hacking or other unauthorized access to control or view systems and obtain private information; our dependence on certain software technology that we license from third parties, and failure or interruption in products or services of third-party providers; interruption to our monitoring facilities; failure to realize expected benefits from acquisitions and investments; risks associated with pursuing business opportunities that diverge from our current business model; potential loss of customer generation strategies through our independent, third party authorized dealers and affinity marketing programs; risks associated with acquiring and integrating customer accounts; unauthorized use of our brand name by third parties; risks associated with ownership of the ADT® brand name outside of the United States and Canada by Tyco and other third parties; failure to enforce our intellectual property rights; allegations that we have infringed the intellectual property rights of third parties; failure of our independent, third party authorized dealers to mitigate certain risks; failure to continue to execute a competitive, profitable pricing structure; shifts in consumers’ choice of, or telecommunication providers’ support for, telecommunication services and equipment; current and potential securities litigation; increase in government regulation of telemarketing, e-mail marketing and other marketing methods may increase our costs and restrict growth of our business; changes in U.S. and non-U.S. governmental laws and regulations; imposition by local governments of assessments, fines, penalties and limitations on either us or our customers for false alarms; refusal to respond to calls from monitored security service companies, including us, by police departments in certain U.S. and Canadian jurisdictions; our greater exposure to liability for employee acts or omissions or system failures; interference with our customers’ access to some of our products and services through the Internet by broadband service providers or potential change in government regulations relating to the internet; potential impairment of our deferred tax assets; inability to hire and retain key personnel, including an effective sales force; adverse developments in our relationship with our employees; capital market conditions, including availability of funding sources for us and our suppliers; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; impact of any material adverse legal judgments, fines, penalties or settlements; exposure to counterparty risk in our hedging agreements; fluctuations in foreign currency exchange rates; potential liabilities for legacy obligations relating to the separation from Tyco; volatility in the market price of our stock; and failure to fully realize expected benefits from the separation from Tyco.

Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this communication that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements included in this communication. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our 2015 Form 10-K. There have been no material changes to the risk factors disclosed in Part I, Item 1A. Risk Factors in our 2015 Form 10-K.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement on March 25, 2016 and has furnished to the Company’s stockholders the definitive proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. The Company’s stockholders are urged to read the definitive proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors may obtain free of charge the definitive proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company’s website at www.adt.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended September 25, 2015, in its definitive proxy statement filed with the SEC on Schedule 14A on January 22, 2016 and in the definitive proxy statement relating to the proposed merger transaction filed with the SEC on Schedule 14A on March 25, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016 (April 1, 2016)

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 1, 2016, Prime Security Services Borrower, LLC (together with its subsidiaries, “Protection 1”) announced that The ADT Corporation (the “Company”) (NYSE: ADT) has commenced consent solicitations (the “Consent Solicitations”) from holders of its 5.250% Senior Notes due 2020 (the “2020 Notes”), 6.250% Senior Notes due 2021 (the “2021 Notes”), 3.500% Notes due 2022 (the “2022 Notes”), 4.125% Senior Notes due 2023 (the “2023 Notes”) and 4.875% Notes due 2042 (the “2042 Notes” and, together with the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2023 Notes, the “Consent Notes”). The record date to determine holders of the Consent Notes eligible to consent is March 31, 2016.

Also on April 1, 2016, Prime Security One MS, Inc. (the “Offeror”), a wholly owned subsidiary of Protection 1, launched (i) tender offers to purchase (the “Tender Offers”) any and all of ADT’s outstanding $750,000,000 aggregate principal amount of 2.250% Notes due 2017 (the “2017 Notes”) and $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2019 (the “2019 Notes” and, together with the 2017 Notes, the “Short-Term ADT Notes”) as well as (ii) an offer to exchange (the “Exchange Offer”) new 4.875% First-Priority Senior Secured Notes due 2032 (the “Exchange Notes”) for any and all of ADT’s outstanding 2042 Notes that are held by eligible holders.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

This current report on Form 8-K does not constitute a solicitation of any consent in respect of, or an offer to purchase, or a solicitation of an offer to sell, any securities. The Consent Solicitations, Tender Offers and Exchange Offer are being made only pursuant to the applicable offering documents. The applicable offering documents for the Consent Solicitations and the Tender Offers will be distributed to all holders of the Consent Notes and the Short-Term ADT Notes, as applicable.

Certain supplemental information being made available in connection with the transactions described above is furnished as Exhibit 99.2 hereto.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 1, 2016

99.2	Supplemental Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADT CORPORATION

Date: April 1, 2016
	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 1, 2016

99.2	Supplemental Information

Exhibit 99.1

Consent Solicitations relating to the

5.250% Senior Notes due 2020, 6.250% Senior Notes due 2021, 3.500% Notes due 2022,

4.125% Senior Notes due 2023 and 4.875% Notes due 2042 of The ADT Corporation

Tender Offers for Any and All Outstanding

2.250% Notes due 2017 and 4.125% Senior Notes due 2019 of The ADT Corporation

Offer to Exchange New 4.875% First-Priority Senior Secured Notes due 2032

for the Outstanding 4.875% Notes due 2042 of The ADT Corporation

Chicago, IL, April 1, 2016 – Prime Security Services Borrower, LLC (together with its subsidiaries, “Protection 1”), a portfolio company of certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries and affiliates, “Apollo”), announced today that The ADT Corporation (NYSE: ADT) (“ADT”) has commenced consent solicitations (the “Consent Solicitations”) from holders of its 5.250% Senior Notes due 2020 (the “2020 Notes”), 6.250% Senior Notes due 2021 (the “2021 Notes”), 3.500% Notes due 2022 (the “2022 Notes”), 4.125% Senior Notes due 2023 (the “2023 Notes”) and 4.875% Notes due 2042 (the “2042 Notes” and, together with the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2023 Notes, the “Consent Notes”). The record date to determine holders of the Consent Notes eligible to consent is March 31, 2016.

Also on April 1, 2016, Prime Security One MS, Inc. (the “Offeror”), a wholly owned subsidiary of Protection 1, launched (i) tender offers to purchase (the “Tender Offers”) any and all of ADT’s outstanding $750,000,000 aggregate principal amount of 2.250% Notes due 2017 (the “2017 Notes”) and $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2019 (the “2019 Notes” and, together with the 2017 Notes, the “Short-Term ADT Notes”) as well as (ii) an offer to exchange (the “Exchange Offer”) new 4.875% First-Priority Senior Secured Notes due 2032 (the “Exchange Notes”) for any and all of ADT’s outstanding 2042 Notes that are held by eligible holders.

The Consent Solicitations, the Tender Offers and the Exchange Offer are being conducted in connection with the previously announced merger agreement, pursuant to which Protection 1 has agreed to acquire ADT (the “Acquisition”). The Consent Solicitations, the Tender Offers and the Exchange Offer are conditioned upon, among other things, the closing of the Acquisition and other customary conditions precedent. However, the completion of the Consent Solicitations, the Tender Offers and the Exchange Offer are not conditions to the consummation of the Acquisition. Further, the consummation of each of the Consent Solicitations, the Tender Offers and the Exchange Offer is not contingent upon the consummation of the other such transactions. If ADT’s stockholders approve the Acquisition, the Acquisition is expected to be completed by June 2016. After giving effect to the Acquisition, the combined company’s key brands will be ADT® and ADT Pulse®, with the Protection One brand being maintained in select channels.

The Consent Solicitations

ADT is seeking consents from holders of the Consent Notes with respect to (i) a waiver (with respect to each series of Consent Notes, the “Waiver” and, collectively, the “Waivers”) of any potential “Change of Control Triggering Event,” including any potential obligation of ADT to make a “Change of Control Offer” (each as defined in the indentures governing the Consent Notes), and (ii) certain amendments to the indentures governing each series of Consent Notes, which would (a) amend the definition of “Change of Control” and (b) limit any required grant of capital stock as collateral with respect to the Consent Notes to the extent necessary not to be subject to any requirement pursuant to Securities and Exchange Commission (the “SEC”) rules to file separate financial statements with the SEC or any other governmental agency (clauses (a) and (b) together, with respect to each series of Consent Notes, the “Proposed Amendments”), in each case in connection with the Acquisition. The Consent Solicitations are subject to the terms and conditions set forth in ADT’s Consent Solicitation Statement dated April 1, 2016.

Protection 1 does not expect that it will be required to make Change of Control Offers in connection with the Acquisition. However, Protection 1 has obtained financing commitments in an amount sufficient to finance fully the Acquisition in the event that any Consent Notes are required to be repaid or repurchased as a result of a change of control. Receipt of the requisite consents in the Consent Solicitations is not a condition to the consummation of the Acquisition.

Holders of Consent Notes who validly consent to the Waivers and Proposed Amendments with respect to the Consent Notes on or prior to 5:00 p.m., New York City time, on April 7, 2016 (the “Consent Deadline”), and do not validly revoke their consent prior to the Consent Deadline, will be eligible to receive the consent fee set forth below for each $1,000 in principal amount of Consent Notes with respect to which consents have been so received.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Consent Payment for each $1,000 in Principal Amount of Consents
5.250% Senior Notes due 2020	00101JAM8	$300,000,000	$2.50
6.250% Senior Notes due 2021	00101JAK2 / U0072PAE4	$1,000,000,000	$2.50
3.500% Notes due 2022	00101JAF3	$1,000,000,000	$5.00
4.125% Senior Notes due 2023	00101JAH9	$700,000,000	$5.00
4.875% Notes due 2042	00101JAG1 / 00101JAC0	$750,000,000	$1.00

The acceptance of validly executed, delivered and unrevoked consents and payment of the applicable consent fee with respect to a series of Consent Notes is conditioned upon, among other things, the receipt of consents from holders of at least a majority in aggregate principal amount of the outstanding Consent Notes of each series, voting as a separate class, excluding any Consent Notes owned by ADT or any of its affiliates, on or prior to the Consent Deadline and the satisfaction or waiver of all conditions precedent to the closing of the Acquisition.

The Tender Offers

The consideration for 2017 Notes validly tendered prior to 5:00 p.m., New York City time, on April 14, 2016 (the “Early Deadline”), and not validly withdrawn prior to the Early Deadline, will be $1,015.67 for each $1,000 principal amount of 2017 Notes, which includes an early tender premium of $5.00 per $1,000 principal amount of 2017 Notes so tendered. The consideration for 2017 Notes validly tendered after the Early Deadline but prior to 12:00 midnight, New York City time, at the end of April 28, 2016 (the “Expiration Time”), and not validly withdrawn prior to the Expiration Time, will be $1,010.67 for each $1,000 principal amount of 2017 Notes.

The consideration for 2019 Notes validly tendered prior to the Early Deadline, and not validly withdrawn prior to the Early Deadline, will be $1,079.18 for each $1,000 principal amount of 2019 Notes, which includes an early tender premium of $5.00 per $1,000 principal amount of 2019 Notes so tendered. The consideration for 2019 Notes validly tendered after the Early Deadline but prior to the Expiration Time, and not validly withdrawn prior to the Expiration Time, will be $1,074.18 for each $1,000 principal amount of 2019 Notes.

The following table summarizes important information relating to the Short-Term ADT Notes and the Tender Offers. Tenders of the Short-Term ADT Notes may be withdrawn at any time prior to April 14, 2016 (the “Withdrawal Deadline”) but not thereafter, except to the extent the Offeror, as it determines necessary or to the extent required by law, provides additional withdrawal rights.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Offer Consideration	Total Consideration
2.250% Notes due 2017	00101JAE6 / 00101JAA4	$750,000,000	$1,010.67	$1,015.67
4.125% Senior Notes due 2019	00101JAL0	$500,000,000	$1,074.18	$1,079.18

Exchange Offer

The consideration for 2042 Notes validly tendered in the Exchange Offer prior to the Early Deadline on April 14, 2016, and not validly withdrawn prior to the Early Deadline, will be $1,000 principal amount of Exchange Notes for each $1,000 principal amount of 2042 Notes, which includes an early exchange premium of $5.00 principal amount of Exchange Notes per $1,000 principal amount of 2042 Notes so tendered for exchange. The consideration for 2042 Notes validly tendered in the Exchange Offer after the Early Deadline but prior to the Expiration Time on April 28, 2016, and not validly withdrawn prior to the Expiration Time, will be $995 principal amount of Exchange Notes per $1,000 principal amount of 2042 Notes so tendered for exchange.

The Exchange Notes will be identical to the 2042 Notes except that they will mature in 2032 and they will benefit from guarantees, security interests and a reporting covenant. Additionally, the Exchange Notes will have provisions mirroring the Proposed Amendments. As a result, the Acquisition will not constitute a change of control under the Exchange Notes.

The following table summarizes important information relating to the 2042 Notes, the Exchange Notes and the Exchange Offer. Tenders of the Exchange Notes may be withdrawn at any time prior to the Withdrawal Deadline on April 14, 2016 but not thereafter, except to the extent the Offeror, as it determines necessary or to the extent required by law, provides additional withdrawal rights.

				Consideration per $1,000 Principal Amount of 2042 Notes Tendered
				Total Consideration if Tendered Prior to the Early Deadline	Exchange Consideration if Tendered at or after the Early Deadline
Title of Notes to be Tendered	CUSIP/ISIN	Outstanding Principal Amount (in millions)	Title of Exchange Notes to be Issued	Principal Amount of Exchange Notes	Principal Amount of Exchange Notes
4.875% Notes due 2042	00101JAG1 / US00101JAG13	$749,000,000	4.875% First-Priority Senior Secured Notes due 2032	$1,000	$995

General

The Consent Solicitations, Tender Offers and Exchange Offer may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the relevant offering documents, including, in each case, the satisfaction or waiver of all conditions precedent to the closing of the Acquisition, are not satisfied, subject to applicable law. The consummation of each of the Consent Solicitations, the Tender Offers and the Exchange Offer is not contingent upon the consummation of the other such transactions.

This announcement does not constitute a solicitation of any consent in respect of, or an offer to purchase, or a solicitation of an offer to sell, any securities. The Consent Solicitations, Tender Offers and Exchange Offer are being made only pursuant to the applicable offering documents. The applicable offering documents for the Consent Solicitations and the Tender Offers will be distributed to all holders of the Consent Notes and the Short-Term ADT Notes, as applicable. The applicable offering documents for the Exchange Offer will be distributed to all eligible holders of the 2042 Notes who complete the eligibility form available at www.dfking.comadt.

Deutsche Bank Securities Inc. is acting as solicitation agent for the Consent Solicitations and dealer manager for the Tender Offers and the Exchange Offer. Barclays Capital Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as co-solicitation agents for the Consent Solicitations and co-dealer managers for the Tender Offers and the Exchange Offer. D.F. King & Co. Inc. is acting as the information and tabulation agent for the Consent Solicitations, tender and information agent for the Tender Offers and exchange and information agent for the Exchange Offer. Requests for the offering documents may be directed to D.F. King & Co. Inc. at (212) 269-5550 (for brokers and banks), (866) 416-0576 (for all others) or e-mail at adt@dfking.com.

In addition, on April 1, 2016, Protection 1 provided a transactional update on its website at http://www.protection1.com/corporate/news.

About Protection 1

Protection 1 was acquired by certain funds affiliated with Apollo Global Management, LLC (NYSE: APO) on July 1,2015 as the flagship for Apollo’s entrance into the alarm monitoring services industry, with a simultaneous acquisition of ASG Security, which has been effectively integrated into Protection 1. Protection 1 is a premier full-service business and home security company in the U.S. that provides installation, maintenance, and monitoring of single-family home security systems, business security systems and multi-family security systems. Protection 1 serves over 2 million customers and employs over 4,000 people in more than 90 office locations and five UL Certified monitoring centers across the country. For more information about Protection 1, visit http://www.protection1.com/corporate/news.

About ADT

The ADT Corporation (NYSE: ADT) is a leading provider of security and automation solutions for homes and businesses in the United States and Canada. ADT’s broad and pioneering set of products and services, including ADT Pulse® interactive home and business solutions, and health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Headquartered in Boca Raton, Florida, ADT helps provide peace of mind to over 6.5 million customers and employs approximately 17,000 people at 200 locations. More information is available at www.adt.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Consent Solicitations, the Tender Offers and the Exchange Offer. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside Protection 1’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. Protection 1 expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media Contacts

For Protection 1:

Jennifer Webb, 212-221-1616

Coltrin & Associates

Jennifer_webb@coltrin.com

For Apollo Global Management:

Apollo Global Management, LLC

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com

Exhibit 99.2

THE TRANSACTIONS

Throughout this release (this “Release”), we refer to the transactions described below as the “Transactions.”

The Acquisition

On February 14, 2016, Prime Security Services Borrower, LLC (“Prime LLC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The ADT Corporation (“ADT”), Prime Security One MS, Inc., a Delaware corporation and a wholly owned subsidiary of Prime LLC (“Merger Sub”), and, solely for purposes of Article IX thereunder, Prime Security Services Parent Inc. (“Parent”) and Prime Security Services TopCo Parent, LP (“Ultimate Parent”), pursuant to which Merger Sub will be merged with and into ADT (the “Merger”), with ADT surviving the Merger as a wholly owned subsidiary of Prime LLC. At the effective time of the Merger, each share of ADT’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Prime LLC, Merger Sub or any other direct or indirect wholly owned subsidiary of Prime LLC, shares owned by ADT (including treasury shares) or any of its direct or indirect wholly owned subsidiaries and shares owned by ADT stockholders who have properly made and not withdrawn or lost a demand for appraisal rights under Delaware law) will be converted into the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”). Total cash paid to ADT stockholders at the closing of the Transactions is estimated to be $7,032.0 million based on the number of shares of common stock issued and outstanding, shares of common stock issuable upon the exercise of “in the money” options, and shares of common stock subject to restricted stock units, phantom stock units, or similar stock rights (other than performance stock units) as reported in ADT’s Definitive Proxy Statement filed with the SEC on Schedule 14A on March 25, 2016. The Merger is subject to customary closing conditions, including approval by ADT’s stockholders. On March 9, 2016, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and on March 11, 2016, the Commissioner of Competition issued a no-action letter with respect to the Merger under the Canadian Competition Act. A special meeting of ADT’s stockholders is scheduled to be held on April 22, 2016 to consider and vote upon, among other things, the Merger. We refer to the consummation of the Merger pursuant to the terms of the Merger Agreement, including the payment of the Merger Consideration, as the “Acquisition,” and we refer to Prime LLC and its subsidiaries after giving effect to the Acquisition, including ADT and its subsidiaries, as “we,” “us,” “our” and the “Combined Company.”

New Financing Transactions

At or prior to the closing of the Acquisition, certain investment funds directly or indirectly managed by Apollo Global Management, LLC, its subsidiaries and its affiliates (our “Sponsor”) and certain other investors will make a $3,575.0 million equity contribution directly or indirectly to Prime Security Services Holdings LLC (“Holdings”) in the form of common equity, and such proceeds will be further contributed to Prime LLC (the “Equity Contribution”). The Equity Contribution represents our Sponsor’s largest single equity contribution to date by a wide margin.

Concurrently with the closing of the Acquisition, Parent will issue preferred securities (the “Preferred Securities”) and Ultimate Parent will issue warrants (the “Warrants”) to an affiliate of Koch Equity Development LLC (the “Koch Investor”), the investment and acquisition subsidiary of Koch Industries, Inc., for $750.0 million in the aggregate, the proceeds of which will be contributed to Holdings in the form of common equity, and such proceeds will be further contributed to Prime LLC.

Concurrently with the closing of the Acquisition, we will also obtain a new $255.0 million senior secured revolving credit facility maturing in 2021 (the “New First Lien Revolving Credit Facility”) and a new $1,555.0 million senior secured term loan facility maturing in 2022 (the “New First Lien Term Loan Facility” and, together with the New First Lien Revolving Credit Facility, the “New First Lien Credit Facilities”), both of which will be incurred as incremental facilities under the credit agreement governing our Existing First Lien Credit Facilities (as defined herein).

In addition, prior to or concurrently with the closing of the Acquisition, we expect to sell $3,140.0 million in aggregate principal amount of new Second-Priority Senior Secured Notes due 2023, up to $1,890.0 million of which will be sold in a marketed private offering that will be exempt from the registration requirements of the Securities Act (such notes, the “Marketed Offering Prime LLC Notes”), and at least $1,250.0 million of which will be sold to an affiliate of our Sponsor and certain other investors in a private placement transaction that will also be exempt from the registration requirements of the Securities Act (such notes, the “Concurrent Offering Prime LLC Notes” and, collectively with the Marketed Offering Prime LLC Notes, the “Prime LLC Notes”). We refer to the entry into the New First Lien Credit Facilities and the issuance of the Prime LLC Notes collectively as the “Debt Financing Transactions,” and we refer to the Debt Financing Transactions collectively with the Equity Contribution and the issuance of the Preferred Securities and the Warrants as the “New Financing Transactions.” We intend to use the proceeds from the New Financing Transactions to fund a portion of the Transactions and to pay related fees and expenses. See “Sources and Uses.”

The Consent Solicitations, the Exchange Offer and the Tender Offers

On April 1, 2016, ADT commenced consent solicitations (the “Consent Solicitations”) with respect to ADT’s 5.250% Senior Notes due 2020, 6.250% Senior Notes due 2021, 3.500% Notes due 2022, 4.125% Senior Notes due 2023 and 4.875% Notes due 2042 (collectively, the “ADT Rollover Notes”), which consents would (a) waive (the “Waiver”) any “Change of Control Triggering Event” (as defined under each indenture governing the ADT Rollover Notes (as they may have been supplemented from time to time prior to the date hereof, the “ADT Rollover Notes Indentures”)) in connection with the Acquisition under the respective ADT Rollover Notes Indenture, including any potential obligation of ADT to make a “Change of Control Offer” in connection with the Acquisition with respect to each series of ADT Rollover Notes, (b) amend the definition of “Change of Control” under each ADT Rollover Notes Indenture and (c) exclude the capital stock of any subsidiary of Prime LLC from the collateral with respect to such series of ADT Rollover Notes and from the liens securing such ADT Rollover Notes, in each case, to the extent necessary for any subsidiary of Prime LLC not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC or any other governmental agency (together with clause (b), the “Proposed Amendments”).

In the Consent Solicitations, ADT is seeking consents to the applicable Waiver and the Proposed Amendments for each series of ADT Rollover Notes as a single proposal, which under each ADT Rollover Notes Indenture requires the consent of holders of not less than a majority in aggregate principal amount of each such series of ADT Rollover Notes. The Consent Solicitations will expire on April 7, 2016, unless extended. No Consent Solicitation is conditioned upon the success of any other Consent Solicitation, but each Consent Solicitation is conditioned upon, among other things, the simultaneous closing of the Acquisition. Nothing in this Release should be construed as a solicitation of any consent with respect to any ADT Rollover Notes, as the Consent Solicitations are being made only to the recipients of a Consent Solicitation Statement, dated as of April 1, 2016, upon the terms and subject to the conditions set forth therein. We will fund the payment of consent fees in connection with successful Consent Solicitations with a portion of the proceeds from the New Financing Transactions. See “Sources and Uses.”

ADT will execute a supplemental indenture to the applicable series of ADT Rollover Notes (each, a “Consent Supplemental Indenture”) on the date it receives the Requisite Consents (as defined below) in the Consent Solicitations for any of the ADT Rollover Notes. Each Consent Supplemental Indenture will become operative upon the closing of the Acquisition, giving effect to (a) the Waiver of any “Change of Control Triggering Event” in connection with the Acquisition and (b) the Proposed Amendments.

If ADT does not receive the requisite consents for the Waiver and the Proposed Amendments (the “Requisite Consents”) in respect of any series of ADT Rollover Notes and, within 61 days after the closing of the Acquisition, a “Change of Control Triggering Event” occurs under any series of ADT Rollover Notes, we will make any required change of control offers (the “Backstop Change of Control Offers”) pursuant to any applicable series of ADT Rollover Notes. The purchase price for any ADT Rollover Notes validly tendered and not validly withdrawn in any such Backstop Change of Control Offer will be equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. We do not expect a “Rating Event” or a “Change of Control Triggering Event” to occur in connection with the Acquisition. We believe it is unlikely that ADT will be required to make a “Change of Control Offer” to purchase ADT Rollover Notes under the terms of any applicable ADT Rollover Notes

Indenture in connection with the Acquisition. The receipt of the Requisite Consents is not necessary to effect the consummation of the Acquisition. If the Requisite Consents are received in respect of a series of ADT Rollover Notes, ADT will not be required to make a “Change of Control Offer” in respect of such series of ADT Rollover Notes even if a “Change of Control Triggering Event” were to occur.

In order to fund any such Backstop Change of Control Offers, we would (i) obtain a senior secured term loan facility in an aggregate principal amount of up to $2,000.0 million (the “Backstop First Lien Term Loan Facility”) and (ii) (a) issue senior secured notes (the “Backstop First Lien Notes”) in a private offering yielding up to $1,750.0 million in aggregate gross cash proceeds and/or (b) if any or all of the Backstop First Lien Notes are not issued on or prior to the closing of any applicable Backstop Change of Control Offer and the proceeds thereof made available to us on the closing of any such Backstop Change of Control Offer, borrow up to such unissued amount under a new senior secured bridge loan facility (the “Backstop First Lien Bridge Loan Facility” and, collectively with the Backstop First Lien Notes and the Backstop First Lien Term Loan Facility, the “Backstop Facilities”). If ADT receives the Requisite Consents in respect of a series of ADT Rollover Notes, it will not be required to make a Backstop Change of Control Offer in respect of such series even if a “Change of Control Triggering Event” were to occur.

Whether or not the Consent Solicitations are successful and the Requisite Consents are received, in connection with the Transactions and prior to the closing date of the Acquisition, we and the applicable trustee will also execute a supplemental indenture to each such series of ADT Rollover Notes (the “Collateral Supplemental Indentures” and, collectively with the Consent Supplemental Indentures, the “Supplemental Indentures”), which will provide for each series of ADT Rollover Notes to benefit, following completion of the Acquisition, from the following amendments: (i) guarantees by Prime LLC and each of its domestic restricted subsidiaries that guarantees the First Lien Credit Facilities (including the subsidiaries of ADT but not including ADT), (ii) first-priority security interests, subject to permitted liens, in substantially all of the Combined Company’s existing and future assets, which assets will also secure the Existing First Lien Credit Facilities, the New First Lien Credit Facilities and the ADT Rollover Notes and ADT Exchange Notes (as defined herein) on a first-priority basis and the Existing Second Lien Term Loan Facility (as defined herein) and the Prime LLC Notes on a second-priority basis, and (iii) a new reporting covenant; provided that if ADT does not receive the Requisite Consents for the Waiver and the Proposed Amendments in respect of any series of ADT Rollover Notes, such guarantees, security interests (except security interests to the extent such security interests are required under the applicable series of ADT Rollover Notes) and the reporting covenant will be immediately and automatically released and/or terminated, with no further effect, with respect to any series of ADT Rollover Notes if, (a) during the period commencing 60 days prior to the first public notice of ADT’s intention to effect the Merger and ending 60 days after the consummation of the Acquisition, a “Rating Event” is deemed to occur under such series of ADT Rollover Notes or (b) within 61 days after the consummation of the Acquisition, (1) a “Change of Control Triggering Event” is deemed to occur under such series of ADT Rollover Notes or (2) it is publicly announced that the rating of such series of ADT Rollover Notes is under consideration for a possible downgrade by Fitch Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services (collectively, the “Rating Agencies”). The Collateral Supplemental Indentures will become operative upon the closing of the Acquisition. If the Requisite Consents for the Waivers and the Proposed Amendments are obtained, the Consent Supplemental Indentures and the Collateral Supplemental Indentures will be executed simultaneously in one Supplemental Indenture; however, the grant of guarantees and security interests contemplated by each Collateral Supplemental Indenture is not conditioned upon the success of any Consent Solicitation or the execution of any Consent Supplemental Indenture. If the proposed Acquisition does not close, none of the Supplemental Indentures will become operative.

On April 1, 2016, we commenced an offer to exchange (the “Exchange Offer”) any and all of ADT’s outstanding 4.875% Notes due 2042 (the “2042 ADT Notes”) held by qualified institutional buyers or accredited investors (each as defined under applicable securities laws) for new 4.875% First-Priority Senior Secured Notes due 2032 (the “ADT Exchange Notes”). The ADT Exchange Notes will have all the same terms as the 2042 ADT Notes, after giving effect to the Collateral Supplemental Indenture and the Consent Supplemental Indenture for the 2042 ADT Notes, except that, among other things, (i) the guarantees, security interests and reporting covenant will not be subject to release or termination in connection with a “Change of Control Triggering Event” in connection with the Acquisition under the indenture governing the ADT Exchange Notes (the “ADT Exchange Notes Indenture”) and (ii) the ADT Exchange Notes will mature in 2032 instead of 2042. As of April 1, 2016, $750.0 million aggregate principal amount of the 2042 ADT Notes were outstanding. The issuance of the ADT Exchange Notes contemplated by the Exchange Offer is conditioned upon, among other things, the closing of the Acquisition. Nothing in this Release should be construed as an offer to exchange any 2042 ADT Notes, as the Exchange Offer is being made only to the recipients of an Offer to Exchange, dated as of April 1, 2016, upon the terms and subject to the conditions set forth therein.

On April 1, 2016, we commenced tender offers (the “Tender Offers”) to purchase for cash any and all of ADT’s outstanding 2.250% Notes due 2017 (the “2017 ADT Notes”) and 4.125% Senior Notes due 2019 (the “2019 ADT Notes” and, together with the 2017 ADT Notes, the “Short-Term ADT Notes”). As of April 1, 2016, $750.0 million aggregate principal amount of the 2017 ADT Notes were outstanding and $500.0 million aggregate principal amount of the 2019 ADT Notes were outstanding. The purchase for cash of the Short-Term ADT Notes contemplated by the Tender Offers is conditioned upon, among other things, the closing of the Acquisition. Nothing in this Release should be construed as an offer to purchase any Short-Term ADT Notes, as the Tender Offers are being made only to the recipients of an Offer to Purchase, dated as of April 1, 2016, upon the terms and subject to the conditions set forth therein. If any Short-Term ADT Notes are not tendered in the Tender Offers, we intend to redeem such Short-Term ADT Notes and simultaneously to discharge our obligations with respect to such Short-Term ADT Notes and the indentures governing such Short-Term ADT Notes in accordance with the applicable indentures upon the consummation of the Acquisition. We will fund the purchase of the Short-Term ADT Notes in the Tender Offers on the closing date of the Acquisition and/or redemption and discharge of the Short-Term ADT Notes (collectively, the “Short-Term ADT Notes Retirement”) using a portion of the proceeds from the New Financing Transactions.

We refer to the Consent Solicitations, the execution of the Supplemental Indentures, the Exchange Offer, the Tender Offers and the Short-Term ADT Notes Retirement collectively as the “Rollover and Refinancing Transactions.”

SOURCES AND USES

The following table sets forth the estimated sources and uses of funds in connection with the Transactions, assuming they occurred on the estimated closing date of May 2, 2016, which may vary, and based on estimated amounts outstanding as of that date. The actual sources and uses of funds may vary from the estimated sources and uses of funds in the table and accompanying footnotes set forth below.

Sources of Funds		Uses of Funds
(dollars in millions)
New First Lien Revolving Credit Facility(1)	$—	Merger Consideration(9)	$7,032
New First Lien Term Loan Facility(1)	1,555	Refinanced Credit Agreement(12)	255
Existing Credit Facilities(2)	1,352	Existing Credit Facilities(2)	1,352
		Existing First Lien Revolving Credit Facility(15)	22
ADT Rollover Notes(3)	3,750	ADT Rollover Notes and ADT Exchange Notes(3)	3,750
Concurrent Offering Prime LLC Notes(4)	1,250	Short-Term ADT Notes Retirement(10)	1,305
Marketed Offering Prime LLC Notes(5)	1,890	Rollover Equity Contribution(7)	906
Preferred Securities and Warrants(6)	750	Transaction fees and expenses(11)	427
Rollover Equity Contribution(7)	906	Capital Leases(13)	47
Equity Contribution(8)	3,575
Capital Leases(13)	47
Balance Sheet Cash(14)	21

Total sources of funds	$15,096	Total uses of funds	$15,096

(1)	Concurrently with the closing of the Acquisition, we will obtain the New First Lien Credit Facilities, which will consist of our $255.0 million New First Lien Revolving Credit Facility, and our $1,555.0 million New First Lien Term Loan Facility. The New First Lien Term Loan Facility will be fully drawn at the closing of the Acquisition. The New First Lien Credit Facilities will be incurred as incremental facilities under our Existing First Lien Credit Facilities. Holdings and all of the material wholly owned domestic subsidiaries of Prime LLC (including ADT), other than any domestic subsidiary of a foreign subsidiary, subject to certain exceptions, will guarantee the New First Lien Credit Facilities. Holdings will pledge the equity interests of Prime LLC, and Prime LLC and all of its material wholly owned domestic subsidiaries will pledge their assets to secure the New First Lien Credit Facilities.
(2)	Represents the aggregate principal amount of borrowings outstanding under the Existing Credit Facilities, which consist of our existing $95.0 million first lien revolving credit facility, maturing on July 1, 2020, including a letter of credit sub-facility (the “Existing First Lien Revolving Credit Facility” and, collectively with the New First Lien Revolving Credit Facility, the “Revolving Credit Facilities”), our existing $1,092.0 million first lien term loan facility, maturing on July 1, 2021 (the “Existing First Lien Term Loan Facility” and, collectively with the Existing First Lien Revolving Credit Facility, the “Existing First Lien Credit Facilities”), and our $260.0 million second lien term loan facility, maturing on July 1, 2022 (the “Existing Second Lien Term Loan Facility” and, collectively with the Existing First Lien Credit Facilities, the “Existing Facilities” and, the Existing Facilities collectively with the New First Lien Credit Facilities, the “Credit Facilities”).
(3)

Represents the aggregate principal amount of all ADT Rollover Notes outstanding. Assumes that no Backstop Change of Control Offer is required and no Backstop Facilities are obtained. As part of the Acquisition, Prime will assume all of the ADT Rollover Notes, and will undertake the Backstop Change of Control Offers pursuant to any applicable series of ADT Rollover Notes should a “Change of Control Triggering Event” occur for any of the ADT Rollover Notes. If Backstop Change of Control Offers were to be required in respect of all of the ADT Rollover Notes, and if all of the ADT Rollover Notes were to be validly tendered and not validly withdrawn in such Backstop Change of Control Offers, then we would incur incremental annual interest expense of approximately $99.0 million and incremental debt financing fees of approximately $155.0 million.
(4)	Concurrently with the issuance of the Marketed Offering Prime LLC Notes, an affiliate of our Sponsor and certain other investors have agreed to purchase from us, and we have agreed to sell, an aggregate principal amount of at least $1,250.0 million of the Concurrent Offering Prime LLC Notes in a concurrent private placement transaction, at a price per note equal to the issue price to us of Marketed Offering Prime LLC Notes (before deducting underwriting fees and commitments). The Concurrent Offering Prime LLC Notes will have the same terms as the Marketed Offering Prime LLC Notes. In addition, an investor has the option to purchase up to an additional $250.0 million aggregate principal amount of Concurrent Offering Prime LLC Notes, the exercise of which would correspondingly reduce the principal amount of the Marketed Offering Prime LLC Notes. The net proceeds from the issuance of the Concurrent Offering Prime LLC Notes will be used to fund a portion of the Transactions and to pay related fees and expenses.
(5)	The net proceeds from the issuance of the Marketed Offering Prime LLC Notes will be used to fund a portion of the Transactions and to pay related fees and expenses.
(6)	Concurrently with the closing of the Acquisition, Parent will issue the Preferred Securities and Ultimate Parent will issue the Warrants to the Koch Investor for consideration of $750.0 million in the aggregate, the net proceeds of which will be contributed to Holdings in the form of common equity. The net proceeds will be further contributed to Prime LLC and used to fund a portion of the Transactions and to pay related fees and expenses.
(7)	Represents the fair value of amounts previously invested in equity securities of Holdings by funds affiliated with and controlled by our Sponsor, and by members of management. These amounts were contributed to Prime LLC as common equity and used to fund a portion of the Formation Transactions (as defined herein).
(8)	Represents amounts to be invested by funds affiliated with and controlled by our Sponsor and certain other investors. The proceeds from the equity contribution will be further contributed to Prime LLC as common equity and used to fund a portion of the Transactions and to pay related fees and expenses.
(9)	Represents the estimated total aggregate Merger Consideration to be paid to ADT stockholders for each issued and outstanding share immediately prior to the effective time of the Merger. This amount assumes that all such shares of ADT common stock (other than shares held by Prime LLC, Merger Sub or any other direct or indirect wholly owned subsidiary of Prime LLC, shares owned by ADT (including treasury shares) or any of its direct or indirect wholly owned subsidiaries, and shares owned by ADT stockholders who have properly made and not withdrawn or lost a demand for appraisal rights under Delaware law) will receive $42.00 in cash, without interest and subject to any applicable withholding taxes.
(10)	Includes (i) the aggregate principal amount of the outstanding 2017 ADT Notes, plus accrued and unpaid interest and expected premiums in connection with the retirement of such notes in the Short-Term ADT Notes Retirement and (ii) the aggregate principal amount of the outstanding 2019 ADT Notes plus accrued and unpaid interest and expected premiums in connection with the retirement of such notes in the Short-Term ADT Notes Retirement. The amount of accrued and unpaid interest and estimated premiums in respect of the Short-Term ADT Notes Retirement is approximately $55.0 million as of the estimated closing date of the Transactions.
(11)	Represents estimated transaction fees and expenses in connection with the Transactions, including financing fees, advisory fees and other transaction costs and professional fees and expenses.
(12)	Represents the estimated amount of borrowings under ADT’s Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, by and among ADT, Tyco, the lender parties thereto, Citibank, N.A., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as bookrunners and lead arrangers, and JPMorganChase Bank, N.A., as syndication agent (the “Refinanced Credit Agreement”) as of the estimated closing date of the Transactions. The Refinanced Credit Agreement will be fully repaid at the closing of the Transactions.
(13)	Represents the estimated amount of long-term and short-term capital lease obligations, excluding related interest, as of the estimated closing date of the Transactions.

(14)	Represents the estimated projected balance sheet cash of $21.0 million as of the closing date of the Transactions that will be used to fund costs related to the Transactions.
(15)	We expect to pay down the outstanding balance of $22.0 million on our Existing First Lien Revolving Credit Facility at the time of closing of the Transactions.

CORPORATE STRUCTURE

The following diagram sets forth our corporate structure and our principal indebtedness after giving effect to the Transactions. This chart is for illustrative purposes only and does not represent all legal entities affiliated with, or all obligations of, the entities depicted(1):

(1)	Unless otherwise indicated, subsidiaries are 100% owned by their immediate parent company. Certain of our subsidiaries are omitted.
(2)	Following the consummation of the Transactions, Prime Security Services TopCo Parent GP, LLC will own 100% of the general partner interests, but none of the economic interests, in Ultimate Parent. Following the consummation of the Transactions, the Apollo Funds, certain other investors, members of management and certain of our employees will directly or indirectly, as applicable, own 100% of the economic interests in Ultimate Parent.
(3)	Holdings will guarantee the Credit Facilities on a non-recourse basis but will not guarantee the Prime LLC Notes or the ADT Rollover Notes or the ADT Exchange Notes. In addition, Holdings will pledge the equity of Prime LLC to secure the Credit Facilities but not the Prime LLC Notes, the ADT Rollover Notes or any ADT Exchange Notes.

(4)	Prime LLC will guarantee the ADT Rollover Notes and any ADT Exchange Notes that replace 2042 ADT Notes exchanged in the Exchange Offer. Prime LLC will also pledge substantially all of its assets, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, as collateral under the Credit Facilities, the Prime LLC Notes, the ADT Rollover Notes and any ADT Exchange Notes. Notwithstanding the foregoing, the guarantees and collateral that will be given for the benefit of the ADT Rollover Notes will be subject to potential release as described under “—The Transactions—The Consent Solicitations, the Exchange Offer and the Tender Offers.”
(5)	All wholly owned material domestic subsidiaries of Prime LLC (including ADT (except in the case of the guarantee of the ADT Rollover Notes and the ADT Exchange Notes, of which it will be the issuer) and its wholly owned material domestic subsidiaries), subject to certain exceptions, will guarantee, and will pledge substantially all of their assets, including capital stock of subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, as collateral under, the Credit Facilities, the Prime LLC Notes, the ADT Rollover Notes and any ADT Exchange Notes. Notwithstanding the foregoing, the guarantees and collateral that will be given for the benefit of the ADT Rollover Notes will be subject to potential release as described under “—The Transactions—The Consent Solicitations, the Exchange Offer and the Tender Offers.”
(6)	As of December 31, 2015, on a pro forma basis after giving effect to the Transactions, non-wholly owned subsidiaries and other subsidiaries of Prime LLC that do not guarantee the Prime LLC Notes, the ADT Rollover Notes or any ADT Exchange Notes held approximately 5.2% of our consolidated assets and had $1.1 million of outstanding indebtedness, excluding intercompany obligations. During the year ended December 31, 2015, on a pro forma basis after giving effect to the Transactions, non-guarantor subsidiaries generated approximately 7.1% of our total revenue and 3.4% of our Adjusted EBITDA.

OUR SPONSOR

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $170 billion as of December 31, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources.

CORPORATE INFORMATION

Prime LLC was organized under the laws of the State of Delaware on May 15, 2015 under the name Apollo Security Services Borrower, LLC and adopted its current name on June 29, 2015. On July 1, 2015, Prime LLC consummated two acquisitions that were instrumental in the formation of our company. First, a wholly owned subsidiary of Prime LLC formed for purposes of the acquisition merged with and into the holding company of Protection One, Inc. (the “Protection One Acquisition”), with Protection One, Inc. surviving such merger as a subsidiary of Prime LLC and the former equity holders of Protection One, Inc. receiving aggregate consideration of $1,525.6 million. Second, we acquired all of the outstanding equity interests in the holding company of ASG (the “ASG Acquisition” and, together with the Protection One Acquisition, the “Formation Transactions”) for aggregate consideration of $508.5 million.

Prime’s principal executive offices are located at 1267 Windham Pkwy, Romeoville, IL 60446. Its telephone number is (630) 410-0663. Its website is located at http://www.protection1.com. The information that appears on Prime’s website is not part of, and is not incorporated by reference into, this Release.

ADT was incorporated under the laws of the state of Delaware on January 18, 2012. ADT’s principal executive offices are located at 1501 Yamato Road, Boca Raton, FL 33431. ADT’s telephone number is (561) 988-3600. ADT’s website is located at http://www.adt.com. The information that appears on ADT’s website is not part of, and is not incorporated by reference into, this Release.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the following transactions, which we refer to as the “Pro Forma Transactions”:

•	the Formation Transactions, which were completed on July 1, 2015;

•	the Acquisition; and

•	the New Financing Transactions and the Rollover and Refinancing Transactions.

The unaudited pro forma combined financial information, referred to herein as the “pro forma financial information,” is based upon the historical audited consolidated financial statements of Prime, the historical audited consolidated financial statements of ASG and the historical audited and unaudited financial statements of ADT, which are included elsewhere in this Release. Prime, ASG and ADT prepare their financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) with all amounts stated in United States dollars (“USD”).

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2015, referred to herein as the “pro forma statement of operations,” combines the (a) statement of operations data derived from the audited consolidated financial statements for Protection One, Inc. for the period January 1, 2015 through June 30, 2015 (“Predecessor”) and Prime for the period May 18, 2015 through December 31, 2015 (“Successor”) (collectively, “Prime”), (b) statement of operations data derived from the audited consolidated financial statements for ASG for the six months ended June 30, 2015 and (c) statement of operations data for ADT for the twelve months ended December 31, 2015. ADT’s historical statement of operations data for the twelve months ended December 31, 2015 have been derived by deducting ADT’s historical unaudited statement of operations for the three months ended December 26, 2014 from ADT’s historical audited statement of operations for the fiscal year ended September 25, 2015, and then adding thereto ADT’s historical unaudited statement of operations data from the three months ended December 31, 2015. Please refer to the table in footnote 4 in the “Notes to the Pro Forma Financial Information,” which illustrates the derivation. Prior to its 2016 fiscal year, ADT had a 52- or 53-week fiscal year that ended on the last Friday in September. ADT’s fiscal years 2015 and 2014 ended on September 25, 2015 and September 26, 2014 respectively.

The unaudited combined balance sheet as of December 31, 2015, referred to herein as the “pro forma balance sheet,” combines the balance sheet data derived from the audited consolidated financial statements of Prime as of December 31, 2015 and the balance sheet data derived from the unaudited consolidated financial statements of ADT as of December 31, 2015.

The pro forma financial information is based in part on certain assumptions regarding the Pro Forma Transactions that management believes are reasonable and are (a) directly attributable to the Pro Forma Transactions, (b) factually supportable and (c) with respect to the pro forma statement of operations, expected to have a continuing impact on the Combined Company. These data were derived from and should be read in conjunction with the “Unaudited Pro Forma Combined Financial Information” included elsewhere in this Release. The pro forma statement of operations gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had been completed on January 1, 2015. The pro forma balance sheet gives effect to the Pro Forma Transactions as if they had been completed on December 31, 2015.

The pro forma data is preliminary, and is being furnished solely for informational purposes and is not necessarily indicative of what the financial position or results of operations would actually have been had the Pro Forma Transactions occurred on the dates indicated or what the financial position or results of operations would be for any future periods of the Combined Company. The pro forma statement of operations does not reflect projected realization of revenue synergies and cost savings following completion of the Merger. Although Prime projects that revenue synergies and cost savings will result from the Merger, there can be no assurance that these will be achieved. The actual results reported by the Combined Company in periods following the Acquisition may differ materially from that reflected in the pro forma financial information. For further information regarding the pro forma adjustments, see the “Unaudited Pro Forma Combined Financial Information” section of this Release.

The following sets forth the unaudited pro forma combined financial data at the dates and for the periods indicated:

Pro Forma Combined Company
(in millions)	Year ended December 31, 2015
Statement of Operations Data:
Revenue	$4,040
Cost of Revenue	1,258
Selling, general, and administrative	2,502

Operating income (loss)	280
Interest expense, net	690
Other income (expense)	3

Loss before income taxes	(407)
Income tax expense (benefit)	(141)

Net income (loss)	$(266)

(in millions)
Balance Sheet Data (at period end):
Total assets	$17,265
Total debt	$9,402
Total liabilities	$12,539
Total member capital	$4,726

Key performance indicators and combined Adjusted EBITDA of the Combined Company presented below were derived from and should be read in conjunction with the “Unaudited Pro Forma Combined Financial Information.” The Unaudited Pro Forma Combined Financial Information on which the key performance indicators and the combined Adjusted EBITDA are based have been adjusted to reflect the impact of estimated cost savings synergies, which Prime expects to realize after the completion of the Acquisition. Although Prime projects revenue synergies and cost savings will result from the Acquisition, there can be no assurance these will be achieved.

Key Performance Indicators:
End of period RMR	$322
End of period subscribers (in thousands)	8,262
Retail ARPU(1)	$42.64
Retail net RMR attrition (2)	12.0%
Retail creation multiple (3)	30.2x
Adjusted EBITDA (in millions)(4)	$2,743
SSFCF (in millions)(5)	$1,436

(1)	Retail ARPU is calculated based on the recurring retail revenue under contract at the end of the period divided by the total number of retail customers at the end of the period.
(2)	Retail net attrition calculation includes dealer chargebacks net with RMR for all cancellations.
(3)	Retail creation multiple excludes creation costs from the Wholesale segment. Creation costs included in the calculation disregard the impacts from deferred customer acquisition and installation costs, and include estimated cost synergies resulting from the Transactions. Dealer chargebacks are included in the calculation and added on to the new RMR created.
(4)

Adjusted EBITDA is not a presentation made in accordance with GAAP. Our use of the term Adjusted EBITDA, varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to operating income or any other performance measures derived in accordance with GAAP as measures of operating performance. Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See “Use of Non-GAAP Financial Information.”

The measure does not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and other adjustments which directly affect our net income. Specifically, Adjusted EBITDA does not take into account customer acquisition and installation related revenue and expenses. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

We believe that Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items.

The table below reconciles Adjusted EBITDA to net income (loss) for the year ended December 31, 2015:

	Predecessor	Successor		ADT		Pro Forma Combined Company
(in millions)	Period from January 1 Through June 30, 2015	From Inception May 18 through December 31, 2015	Formation Transactions Pro Forma Adjustments (a)	Twelve months ended December 31, 2015	Acquisition (a)	Year ended December 31, 2015
Net income (loss)	$(19)	$(54)	$(10)	$288	$(471)	$(266)
Interest expense, net	29	45	14	208	394	690
Income tax expense (benefit)	1	(30)	9	133	(254)	(141)
Depreciation and amortization	49	84	25	1,118	311	1,587

EBITDA	60	45	38	1,747	(20)	1,870

Adjustments
Acquisition and integration costs(b)						$27
Stock compensation and other non-cash items(c)						48
Restructuring, other non-recurring and run-rate items(d)						85
Synergy cost savings(e)						274

Adjusted EBITDA including SAC expense						2,304
SAC expense in EBITDA(f)						439

Adjusted EBITDA						$2,743

(a)	Pro forma acquisition adjustments which represent the following:

(i)	Formation Transactions adjustments relating to the acquisitions of Protection Holdings II, Inc. and ASG, which were completed concurrently on July 1, 2015, and give effect to the statement of operations for events directly attributable to such transactions, including the full year results as if the acquisitions had occurred on January 1, 2015. The $38 million net increase in EBITDA is primarily attributable to the pro forma EBITDA for ASG for the January 1 through June 30, 2015 period prior to being acquired by Prime, as if ASG had been acquired as of January 1, 2015.

(ii)	Adjustments relating to the Acquisition, which give effect to statement of operations for events to give effect to the Merger with ADT, including financing and acquisition accounting, as if the Merger had occurred as of January 1, 2015. The $20 million net reduction in EBITDA is attributable to the pro forma expense for the equity sponsor management fees which are added back in adjustment (d) (ii) below.

Additional details of these transactions and adjustments is included in the “Unaudited Pro Forma Combined Financial Information,” section of this Release in “Note 7 Formation Transactions Pro Forma Adjustments” and “Note 8 Acquisition of ADT Pro Forma Adjustments.”

(b)	Relates to non-recurring expense for acquisitions and integration as follows:

(i)	$22 million for Prime, primarily related to upfront and contingent earn-out acquisition payments and acquisition expenses mostly relating to transaction retention bonuses;

(ii)	$4 million for ADT, primarily related to acquisition and integration costs of the business acquired of Reliance Protectron, Inc., now known as ADT Canada Inc. (“Protectron”) in July 2014; and

(iii)	$1 million for ASG, primarily related to acquisition and integration including professional fees, temporary labor and transition costs.

(c)	Represents (i) non-cash equity compensation of $5 million for Prime, and $24 million for ADT; and (ii) certain other non-cash items of $19 million primarily related to non-cash purchase accounting impacts for the acquisition of ASG.
(d)	Relates to certain restructuring, other non-recurring and run-rate items as follows:

(i)	$55 million for ADT in restructuring severance costs and non-recurring costs associated with ADT’s program to upgrade customer alarm system radio transmitters from 2G to 3G technology (which we expected will be completed in 2016);

(ii)	$20 million add back of equity sponsor management fees included on a pro forma basis;

(iii)	$10 million in severance costs; and

(iv)	the net of other smaller items connected with ADT’s separation from Tyco in 2012 (which has been substantially completed), sharing of professional costs associated with resolving pre-separation Tyco tax matters, certain non-recurring items for litigation and settlement expense and gain or loss on sale.

(e)	Adjustment reflects our cost synergy estimate resulting from the ASG Acquisition and the Acquisition, which we expect will be implemented and realized in the near to medium term. The $274 million estimate comprises $24 million associated with the ASG Acquisition, where savings have already started to be realized, and $250 million associated with the Acquisition. Note that our estimated synergy cost savings are based on assumptions and estimates that we believe are reasonable, but such assumptions or estimates may be subject to change over time.
(f)	Represents SAC included in EBITDA, and is net of $46 million estimated SAC synergy savings included in adjustment (e). These expenses are related to the acquisition of new customers, such as advertising, marketing and both direct and indirect selling costs for all new customer accounts, as well as installation costs including equipment and labor costs for transactions where title to the security system is contractually transferred to the customer. We believe excluding SAC is useful to provide investors with information on the operational profits from the existing customer base by excluding certain revenue and expenses related to acquiring new customers, and is also permitted in covenant calculations under certain of our financing agreements.

(5)	Steady State Free Cash Flow (“SSFCF”) measures the unlevered operating cash flow available from a portfolio of accounts at a specific point in time less the cash expenditures required to replace attrition in that portfolio. SSFCF is calculated as Adjusted EBITDA (reconciled to net income (loss) above) of $2,743, (i) plus $50 saving to reflect the estimated general administrative expense that would be incurred in a steady state scenario, (ii) minus $1,357 estimated SAC to replace attrition. SSFCF is a non-GAAP measure. See “Use of Non-GAAP Financial Information.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

•	on an actual basis; and

•	on a pro forma basis to give effect to the Transactions and the application of the net proceeds therefrom as described in “Sources and Uses.”

You should read this table in conjunction with “Sources and Uses,” “Unaudited Pro Forma Consolidated Financial Information” and Prime’s consolidated financial statements and the related notes, which are included elsewhere in this Release.

	As of December 31, 2015
	Actual	Pro Forma for the Transactions
	(unaudited) ($ in millions)
Cash and cash equivalents	$16	$5

Debt:
Existing First Lien Revolving Credit Facility(1)	$22	$—
Existing First Lien Term Loan Facility(1)	1,092	1,092
New First Lien Revolving Credit Facility(2)	—	35
New First Lien Term Loan Facility(2)	—	1,555
ADT Rollover Notes and ADT Exchange Notes(3)	—	3,750

Total first lien debt	1,114	6,432
Existing Second Lien Term Loan Facility(4)	260	260
Prime LLC Notes(5)	—	3,140

Total secured debt	1,374	9,832
Capital leases(6)	15	47

Total debt	1,389	9,879
Total equity(7)	703	4,726

Total capitalization	$2,092	$14,605

(1)	Represents the aggregate principal amount of borrowings outstanding under the First Lien Credit Facilities, which consist of our $95 million Existing First Lien Revolving Credit Facility and our $1,092 million Existing First Lien Term Loan Facility (as defined herein) (prior to principal payments already made of $2.7 million, and excluding OID of $8.7 million).
(2)	Concurrently with the closing of the Acquisition, we will obtain the New First Lien Credit Facilities, which will consist of our $255.0 million New First Lien Revolving Credit Facility, and our $1,555 million New First Lien Term Loan Facility. The New First Lien Term Loan Facility will be fully drawn at the closing of the Acquisition. The New First Lien Credit Facilities will be incurred as incremental facilities under our Existing First Lien Credit Facilities. The draw of $35 million under the New First Lien Revolving Credit Facility has been assumed and made only for purposes of presenting the pro forma balance sheet. Based on the estimated available cash generated from operations from January 1, 2016 through the closing of the Acquisition, we do not expect to draw down on the New First Lien Revolving Credit Facility at closing. We are, however, not able to reflect the $35 million increase in estimated available cash subsequent to January 1, 2016 in the pro forma financial information. Therefore, the pro forma balance sheet is presented as if $35 million of borrowings under the New First Lien Revolving Credit Facility were drawn at closing.
(3)

Represents the aggregate principal amount of all ADT Rollover Notes and any ADT Exchange Notes that replace 2042 ADT Notes exchanged in the Exchange Offer (excluding original issue discount of $8.7 million and estimated fair value adjustment of $452 million). Assumes that no Backstop Change of Control Offer is required and no Backstop Facilities are obtained. If Backstop Change of Control Offers were to be required in respect of all of the ADT Rollover Notes, and if all of the ADT Rollover Notes were to be validly tendered and not validly withdrawn in such Backstop Change of Control Offers, then we would incur incremental annual interest expense of approximately $99.0 million, and incremental debt financing fees of approximately $155.0 million. The proceeds from such incurrence would be used to fund the purchase of all of the ADT Rollover Notes in the Backstop Change of Control Offers.
(4)	Represents the aggregate principal amount of borrowings outstanding under our $260 million Existing Second Lien Term Loan Facility.
(5)	Represents the Prime LLC Notes.
(6)	Represents the aggregate principal amount of all Capital Leases and Other Obligations, including real estate mortgage borrowings.
(7)	Includes the Equity Contribution by funds affiliated with and controlled by our Sponsor and certain other investors. In addition, and concurrent with the closing of the Acquisition, Parent will issue the Preferred Securities and Ultimate Parent will issue the Warrants to the Koch Investor for aggregate consideration of $750 million, the net proceeds of which will be contributed to Holdings in the form of common equity, and such net proceeds will be further contributed to Prime LLC and used to fund a portion of the Transactions and to pay related fees and expenses.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following pro forma combined financial information is presented to illustrate the estimated effects of the following pro forma transactions (the “Pro Forma Transactions”):

•	the Formation Transactions, which were completed on July 1, 2015;

•	the Acquisition; and

•	the New Financing Transactions and the Rollover and Refinancing Transactions.

The unaudited pro forma combined financial information, referred to herein as the “pro forma financial information,” is based upon the historical audited consolidated financial statements of Prime, the historical audited consolidated financial statements of ASG and the historical audited and unaudited financial statements of ADT, which are included elsewhere in this Release. Prime, ASG and ADT prepare their financial statements in conformity GAAP with all amounts stated in USD.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2015, referred to herein as the “pro forma statement of operations,” combines the (a) statement of operations data derived from the audited consolidated financial statements of Protection One, Inc. for the period January 1, 2015 through June 30, 2015 (“Predecessor”) and Prime for the period May 18, 2015 through December 31, 2015 (“Successor” and, together with Predecessor, “Prime”), (b) statement of operations data derived from the audited consolidated financial statements for ASG for the six months ended June 30, 2015 and (c) statement of operations data for ADT for the twelve months ended December 31, 2015.

ADT’s historical statement of operations data for the twelve months ended December 31, 2015 have been derived by deducting ADT’s historical unaudited statement of operations for the three months ended December 26, 2014 from ADT’s historical audited statement of operations for the fiscal year ended September 25, 2015, and then adding thereto ADT’s historical unaudited statement of operations data from the three months ended December 31, 2015. The table in Note 4 to the “Unaudited Pro Forma Combined Financial Information” illustrates this derivation. Historically, ADT had a 52- or 53-week fiscal year that ended on the last Friday in September. Fiscal years 2015, 2014 and 2013 were 52-week fiscal years.

The unaudited combined balance sheet as of December 31, 2015, referred to herein as the “pro forma balance sheet,” combines the balance sheet data derived from the audited consolidated financial statements of Prime as of December 31, 2015 and the balance sheet data derived from the unaudited consolidated financial statements of ADT as of December 31, 2015.

Prime is deemed to be the accounting acquirer in the Formation Transactions and the Acquisition. The pro forma statement of operations gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had been completed as of January 1, 2015. The pro forma balance sheet gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had been completed as of December 31, 2015. The pro forma financial information is based in part on certain assumptions regarding the Pro Forma Transactions that management believes are reasonable and are (a) directly attributable to the Pro Forma Transactions, (b) factually supportable and (c) with respect to the pro forma statement of operations, expected to have a continuing impact on the Combined Company. In addition, the pro forma financial information should be read in conjunction with the accompanying notes, referred to herein as the notes to the pro forma financial information.

The pro forma statement of operations does not reflect projected realization of revenue synergies and cost savings following completion of the Merger. Although Prime projects that revenue synergies and cost savings will result from the Merger, there can be no assurance that these will be achieved. The pro forma financial information does not purport to represent what the financial position or results of operations would actually have been if the Pro Forma Transactions had occurred as of the dates indicated or what the financial position or results of operations would be for any future periods of the Combined Company. The actual results reported by the Combined Company in periods following the Pro Forma Transactions may differ materially from that reflected in the pro forma financial information.

The fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of ADT are based on preliminary estimates of fair value as of March 31, 2016. Management has not yet completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of ADT’s assets to be acquired and liabilities to be assumed, and the related allocations of purchase price. Upon the closing of the Merger, a final valuation will be performed and the final determination of the fair value of ADT’s assets and liabilities, including intangible assets with both indefinite and definite lives, will be based on the actual net tangible and intangible assets and liabilities of ADT that exist as of the date of the closing of the Acquisition. The final determination of fair value will be different from that reflected in the pro forma financial information, and that difference may be material.

As of the completion of the Acquisition, various other assets and liabilities are required to be measured at fair value, including, but not limited to: accounts receivable, property and equipment, subscriber system assets, leases, other investments and deferred tax assets and liabilities. As of the date of this Release, Prime does not have sufficient information to make a reasonable preliminary estimate of the fair value of these assets and liabilities. Accordingly, for the purposes of pro forma financial information, Prime has assumed that the historical ADT book values represent the best estimate of fair value.

Combined Company

Unaudited Pro Forma Combined Balance Sheet As of December 31, 2015

(in millions)	Prime As of December 31, 2015	ADT As of December 31, 2015, After Reclassification (Note 5)	Acquisition (Note 8)	Footnote Reference	Pro Forma Combined Company As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16	$75	$(86)	(a)	$5
Current portion of restricted cash and cash equivalents	27	—	—		27
Accounts receivable, net	72	79	—		151
Work-in-progress	11	3	—		14
Inventory	13	94	—		107
Other current assets	16	126	—		142

Total current assets	155	377	(86)		446

Property and equipment, net	35	280	—		315
Subscriber system assets, net	—	2,555	—		2,555
Definite-lived intangible assets, net	978	2,983	3,698	(b)	7,659
Goodwill	928	3,670	(184)	(c)	4,414
Trade name	172	—	1,302	(d)	1,474
Deferred customer acquisition and installation costs	43	640	(640)	(e)	43
Restricted cash and cash equivalents, net of current portion	15	—	—		15
Other assets	39	206	99	(f)	344

Total assets	2,365	10,711	4,189		17,265

Liabilities, Stockholders’ Equity, and Member Capital
Current liabilities:
Current portion of long-term debt and capital leases	17	5	—		22
Accounts payable	21	189	—		210
Deferred revenue	69	246	(115)	(g)	200
Accrued liabilities	65	188	(12)	(h)	241

Total current liabilities	172	628	(127)		673

Long-term debt and capital leases, net of current portion	1,364	5,396	2,620	(i)	9,380
Deferred customer acquisition revenue	10	908	(908)	(j)	10
Deferred tax liability	102	739	1,471	(k)	2,312
Other liabilities	14	135	15	(l)	164

Total liabilities	1,662	7,806	3,071		12,539

(in millions)	Prime As of December 31, 2015	ADT As of December 31, 2015, After Reclassification (Note 5)	Acquisition (Note 8)	Footnote Reference	Pro Forma Combined Company As of December 31, 2015

Stockholders’ equity:
Common stock	—	2	(2)	(m)	—
Additional paid-in capital	—	2,353	(2,353)	(m)	—
Accumulated other comprehensive loss	—	(112)	112	(m)	—
Retained earnings	—	662	(662)	(m)	—

Total stockholders’ equity	—	2,905	(2,905)		—

Member capital:
Member capital	757	—	4,304	(n)	5,061
Member deficit	(54)	—	(281)	(o)	(335)

Total member capital	703	—	4,023		4,726

Total liabilities, stockholders’ equity, and member capital	$2,365	$10,711	$4,189		$17,265

Combined Company

Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2015

	Predecessor	Successor			ADT Twelve
(in millions)	Period from January 1 through June 30, 2015	From Inception May 18 through December 31, 2015	Formation Transactions Pro Forma Adjustments (Note 7)	Prime Subtotal	months ended December 31, 2015 After Reclassification (Notes 4 & 5)	Acquisition (Note 8)	Footnote Reference	Combined Company
Revenue	$238	$312	$69	$619	$3,587	$(166)	(a)	$4,040
Cost of revenue	118	150	16	284	974	—		1,258
Selling, general and administrative	109	201	40	350	1,987	165	(b)	2,502

Operating income (loss)	11	(39)	13	(15)	626	(331)		280

Interest expense, net	29	45	14	88	208	394	(c)	690
Other income (expense)	—	—	—	—	3	—		3

Income (loss) before income taxes	(18)	(84)	(1)	(103)	421	(725)		(407)
Income tax expense (benefit)	1	(30)	9	(20)	133	(254)	(d)	(141)

Net income (loss)	$(19)	$(54)	$(10)	$(83)	$288	$(471)		$(266)

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma financial information was prepared using the acquisition method of accounting under ASC 805, Business Combinations, which uses the fair value concepts defined in ASC 820, Fair Value Measurements. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Prime may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Prime’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

For the purposes of the pro forma financial information, the fair value of the identifiable tangible and intangible assets acquired and the liabilities assumed of Protection One, Inc. and ASG are based on the estimates of fair value as of July 1, 2015.

The fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of ADT are based on preliminary estimates of fair value as of March 31, 2016. Management has not yet completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of ADT’s assets to be acquired and liabilities to be assumed, and the related allocations of purchase price. Upon the closing of the Merger, a final valuation will be performed and the final determination of the fair value of ADT’s assets and liabilities, including intangible assets with both indefinite and definite lives, will be based on the actual net tangible and intangible assets and liabilities of ADT that exist as of the date of the closing of the Acquisition. The final determination of fair value will be different from that reflected in the pro forma financial information, and that difference may be material.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred by Prime include estimated fees related to the issuance of debt, as well as financial advisory, legal and accounting fees.

2.	Description of Transactions

Formation Transactions

The acquisitions of Protection Holdings II, Inc. and ASG were completed concurrently on July 1, 2015. The total purchase price consideration transferred for the Formation Transactions was approximately $2,034.0 million. The Formation Transactions were financed with a combination of equity investments by our Sponsor, rollover equity investments by management of Protection One, Inc., debt financing and cash on hand. The purchase price consideration was used to repay all outstanding borrowings under the Predecessor’s secured credit facilities, pay Predecessor and ASG stockholders, and pay related transaction fees and expenses.

Debt financing secured for the acquisitions consisted of (i) the Existing First Lien Credit Facilities, which include a $1,095 million term loan facility, $1,092 million of which remains outstanding, and a revolving facility of $95 million, and (ii) the Existing Second Lien Term Loan Facility, which includes a term loan facility of $260 million.

Acquisition-related transaction costs associated with the Formation Transactions consisted of approximately $23 million of Predecessor and Successor period accounting, investment banking, legal and professional fees that were expensed as incurred. The pro forma statement of operations is required to include adjustments that give effect to events that are directly attributable to the Formation Transactions and are recurring in nature. Acquisition costs reflected in the historical statements of operations for Prime and ASG that were expensed as incurred are non-recurring in nature were eliminated as a pro forma adjustment to the pro forma statement of operations. The pro forma balance sheet is required to include adjustments that give effect to events that are directly attributable to the Formation Transactions regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. All such acquisition costs were reflected on the historical balance sheet of Prime as of December 31, 2015, and therefore no pro forma adjustment to the pro forma balance sheet is required.

Acquisition of ADT and the New Financing Transactions

On February 14, 2016, Prime entered into the Merger Agreement, by and among Prime, Parent, Prime Merger Sub, Parent Inc., and ADT, pursuant to which Prime Merger Sub will be merged with and into ADT with ADT surviving as a wholly owned subsidiary of Prime. Prime is the parent of two wholly owned subsidiaries, Protection Holdings II, Inc. and ASG. The closing of the Merger remains subject to certain customary closing conditions set forth in the Merger Agreement.

As of March 3, 2016, there were 168,318,908 shares of common stock, which includes 165,501,265 issued and outstanding shares of common stock, 3,624,221 shares of common stock issuable upon the exercise of “in the money” options to purchase shares of common stock (“Options”), 894,081 shares of common stock subject to performance stock units (“PSUs”) and 865,380 shares of common stock subject to restricted stock units, phantom stock units or similar stock rights (“RSUs”). Total cash paid to the ADT stockholders is estimated to be $7,032 million, and will be paid to the holders of ADT common shares outstanding, vested and unvested RSUs, and vested and unvested Options as of the closing of the Transactions. Estimated cash consideration transferred for purchase accounting purposes excludes from cash to be paid (a) the unvested portion of the RSUs attributable to post-combination service, estimated to be $25 million and (b) the unvested portion of Options attributable to post-combination service, estimated to be $10 million. In addition, estimated cash consideration transferred includes approximately $15 million in pre-combination expense related to the PSUs.

The Merger Agreement provides that outstanding equity-based awards under ADT’s equity plan will be treated as set forth below.

Stock Options. Immediately prior to the effective time of the Merger, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Issuer as soon as reasonably practicable after the effective time of the Merger.

Stock Units. Immediately prior to the effective time of the Merger, any vesting conditions applicable to each outstanding ADT restricted stock unit, deferred stock unit, phantom stock unit or similar stock right (in each case, other than a performance share unit or PSU, a “Stock Unit”) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time of the Merger, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time of the Merger multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Issuer as soon as reasonably practicable after the effective time of the Merger.

PSUs. Immediately prior to the effective time of the Merger, each outstanding ADT performance share unit (“PSU”) will automatically, be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time of the Merger (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Issuer as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

The Transactions will be financed with a combination of the $3,575.0 million Equity Contribution from funds affiliated with and controlled by our Sponsor and certain other investors, the sale of the Preferred Securities and Warrants for $750.0 million in the aggregate, the net proceeds of which will be contributed to Prime in the form of common equity, our $255.0 million New First Lien Revolving Credit Facility, our $1,555.0 million New First Lien Term Loan Facility and the issuance of $3,140.0 million of Prime LLC Notes, in addition to rollover equity investments by funds affiliated with and controlled by our Sponsor and members of management, the Existing Credit Facilities and the ADT Rollover Notes. These sources of financing will be used to pay the Merger Consideration of $7,032.0 million, repay the Refinanced Credit Facility, to effect the Short-Term ADT Notes Retirement and to pay fees and expenses relating to the Transactions.

Acquisition-related transaction costs expected to be incurred as a result of the Acquisition are excluded from consideration to be transferred and are estimated to be approximately $406.0 million, which includes an estimated $222.0 million of debt issuance costs and an estimated $184.0 million of accounting, investment banking, legal and professional fees, and management fees. The pro forma statement of operations is required to include adjustments which give effect to events that are directly attributable to the Acquisition and are recurring in nature. During the twelve months ended December 31, 2015, neither Prime nor ADT incurred any material acquisition-related acquisition costs, and therefore no adjustment is necessary to the pro forma statement of operations. The pro forma balance sheet is required to include adjustments that give effect to events that are directly attributable to the Acquisition regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs expected to be incurred by Prime and ADT are reflected as a pro forma adjustment to the pro forma balance sheet.

3.	Accounting Policies

Prime reviewed the accounting policies of Protection One, Inc. and ASG. As a result of that review, Prime noted that for certain types of sales, ASG used the percentage-of-completion method to recognize revenue and cost. In contrast, Protection One, Inc. uses the completed contract method for the same types of sales to recognize all revenue and cost upon project completion. Prime adopted the completed contract method. The pro forma financial information includes an adjustment to conform ASG’s historical financial information to Prime’s policy for the first six months of 2015.

Prime has also reviewed the accounting policies of ADT on a preliminary basis prior to the closing of the Acquisition using the information available to Prime at this time. As a result of the preliminary review, Prime did not become aware of any accounting policy differences between Prime and ADT that would have a material impact on the combined financial statements, and therefore the unaudited pro forma financial information assumes there are no differences in accounting policies between the two companies.

4.	ADT Last Twelve Months Presentation

ADT’s historical statement of operations data for the twelve months ended December 31, 2015 has been derived by deducting the historical unaudited statement of operations for the three months ended December 26, 2014 from the historical audited statement of operations for the fiscal year ended September 25, 2015, and then adding thereto the historical unaudited statement of operations data from the three months ended December 31, 2015, as illustrated in the table below:

	ADT - Consolidated Statements of Operations
		Less:	Add:
(in millions)	Fiscal Year Ended September 25, 2015 (Audited)	Three Months Ended December 26, 2014 (Unaudited)	Three Months Ended December 31, 2015 (Unaudited)	Twelve Months Ended December 31, 2015
Revenue	$3,574	$887	$900	$3,587
Cost of revenue	1,575	388	401	1,588
Selling, general and administrative	1,305	318	330	1,317
Radio conversion costs	55	23	24	56

Operating income	639	158	145	626
Interest expense, net	(205)	(50)	(53)	(208)
Other income (expense)	3	—	—	3

Income before income taxes	437	108	92	421
Income tax expense	(141)	(36)	(28)	(133)

Net income	$296	$72	$64	$288

5.	Reclassifications

ASG’s historical presentation of revenues and certain expenses has been reclassified to conform to Prime’s presentation, and those reclassifications are discussed in more detail in Note 7, “Formation Transactions Pro Forma Adjustments.”

ADT’s historical presentation of certain assets and liabilities has been reclassified to conform to Prime’s presentation as follows:

(in millions)	Before Reclassification	Reclassification	Note	After Reclassification
Work-in-progress	$—	$3	(i)	$3
Inventory	97	(3)	(i)	94
Prepaid expenses and other current assets	46	(46)	(ii)	—
Deferred tax assets	80	(80)	(ii)	—
Other current assets	—	126	(ii)	126
Definite-lived intangible assets, net	—	2,983	(iii)	2,983
Intangible assets, net	2,983	(2,983)	(iii)	—

(i)	To reclassify certain inventory to conform to Prime’s presentation as work-in-progress.
(ii)	To reclassify prepaid expenses and other current assets, and deferred tax assets to conform to Prime’s presentation as other current assets.
(iii)	To reclassify intangible assets, net to conform to Prime’s presentation as definite-lived intangible assets, net.

ADT’s historical presentation of certain expenses has been reclassified to conform to Prime’s presentation as follows:

(in millions)	Before Reclassification	Reclassification	Note	After Reclassification
Cost of revenue	$1,588	$(614)	(i)	$974
Selling, general and administrative	1,317	670	(i), (ii)	1,987
Radio conversion costs	56	(56)	(ii)	—

(i)	To reclassify intangible amortization on dealer and customer intangibles currently recorded to cost of revenue, to conform to Prime’s presentation as selling, general and administrative.
(ii)	To reclassify radio conversion costs to conform to Prime’s presentation as selling, general and administrative.

6.	Consideration Transferred, Assets Acquired and Liabilities Assumed

Formation Transactions

The Formation Transactions were completed on July 1, 2015. The acquisition method of accounting under ASC 805 was used to record the acquisitions, the results of which are included in the audited consolidated financial statements of Prime for the year ended December 31, 2015.

The following table represents the actual consideration transferred, assets acquired and liabilities assumed by Prime as a result of the Formation Transactions:

(in millions)
Consideration Transferred:
Protection One, Inc.	$1,526
ASG	508

Total consideration transferred	$2,034

Purchase Price Allocation - Protection One, Inc.:
Current assets	$84
Property and equipment	31
Other assets	4
Definite-lived intangible assets	806
Trade name	172
Goodwill	684
Current liabilities assumed	(91)
Other liabilities assumed	(10)
Net deferred tax liability	(154)

Total Purchase Price Allocation - Protection One, Inc.	1,526

Purchase Price Allocation - ASG:
Current assets	19
Property and equipment	4
Long-term deferred tax asset	29
Definite-lived intangible assets	246
Goodwill	244
Current liabilities assumed	(32)
Other liabilities assumed	(2)

Total Purchase Price Allocation - ASG	$508

The estimated fair values of the assets acquired and liabilities assumed are based on information obtained from various sources including management and historical experience. In addition, management engaged a third-party expert to assist in estimating fair values.

The estimated fair value of the definite-lived intangible assets is determined using the income approach. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates, and discount rates. The following represents the fair value and estimated life of each intangible asset acquired:

(in millions)	Estimated Fair Value	Estimated Life
Trade name	$172	Indefinite
Customer accounts	985	15 years
Dealer relationships	45	20 years
Non-competition agreements	16	2 years
Other	7	3 years

Trade name consists of the Protection One and Criticom Monitoring Services (“CMS”) trade names, and each is an indefinite-lived intangible asset. The fair value is determined based on the income approach using the relief from royalty method, which requires assumptions related to projected revenues and assumptions regarding the royalty rate and discount rate.

Goodwill is calculated as the difference between the acquisition date fair value of the total consideration transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

Acquisition of ADT

The following is the estimated consideration to be transferred, assets to be acquired and liabilities to be assumed by Prime as a result of the preliminary purchase price allocation of the Acquisition:

(in millions)
Estimated Consideration to be Transferred:
Cash	$7,012
Debt	1,658

Total Consideration Transferred	$8,670

Estimated Purchase Price Allocation:
Current assets	377
Property and equipment	280
Subscriber system assets, net	2,555
Other assets	200
Definite-lived intangible assets	6,681
Trade name	1,302
Goodwill	3,486
Current liabilities assumed	(500)
Long-term debt and capital leases	(3,351)
Net deferred tax liability	(2,210)
Other liabilities assumed	(150)

Total Estimated Purchase Price Allocation	$8,670

Estimated cash consideration transferred for purchase accounting purposes excludes from total cash estimated to be paid to ADT stockholders (a) the unvested portion of the RSUs, estimated to be $25 million, and (b) the unvested portion of Options, estimated to be $10 million. In addition, estimated cash consideration transferred includes approximately $15 million in pre-combination liability related to the PSUs.

Estimated debt consideration represents the estimated fair value of ADT debt to be repaid at the closing of the Acquisition, which consists of the Short-Term ADT Notes and the Refinanced Credit Facility.

It is expected that transaction costs of $406.0 million will be incurred in conjunction with the Acquisition. These costs include debt acquisition costs, premiums to be paid in order to repay the Short-Term ADT Notes, as well as finance, accounting, legal and other fees as a result of the transaction. These costs are excluded from estimated consideration to be transferred.

As of completion of the Acquisition, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of the pro forma financial information and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

There are significant limitations on Prime’s ability to obtain specific information about ADT’s intangible assets prior to the completion of the Merger. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset’s life cycle; and the competitive trends impacting the asset. However, for purposes of pro forma financial information and using publicly available information, such as historical revenues, ADT’s cost structure, industry information for comparable intangible assets and certain other high-level assumptions, the fair value of ADT’s identifiable intangible assets, and their useful lives have been preliminarily estimated as follows:

(in millions)	Estimated Fair Value	Estimated Life
Trade name - ADT	$1,302	Indefinite
Customer accounts	5,805	15 years
Dealer relationships	806	15 years
Non-competition agreements	65	1 year
Trade name - Protectron	5	7 years

Trade name consists of the ADT trade name and will be treated as an indefinite-lived intangible asset. The preliminary fair value is determined based on the income approach using the relief from royalty method, which requires assumptions related to projected revenues and assumptions regarding the royalty rate and discount rate.

The estimated fair value of the definite-lived intangible assets is determined using the income approach. Key assumptions used in the determination of fair value include projected cash flows, subscriber attrition rates, and discount rates.

These preliminary estimates of fair value and useful life for the indefinite and definite-lived intangible assets will likely be different from the amounts included in the final purchase accounting, and the difference could have a material impact on the accompanying pro forma financial information. Once Prime has full access to information about ADT’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between definite-lived and indefinite-lived intangible assets, and/or (iii) the estimated useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Prime only upon access to additional information and/or by changes in such factors that may occur prior to completion of the Acquisition. These factors include, but are not limited to, changes in the regulatory, legislative, legal, technological, and/or competitive environments. The combined effect of any such changes could then also result in a significant increase or decrease to Prime’s estimate of associated amortization expense.

Goodwill is calculated as the difference between the estimated acquisition date fair value of the total consideration expected to be transferred and the aggregate values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

As of the completion of the Acquisition, various other assets and liabilities are required to be measured at fair value, including, but not limited to: accounts receivable, property and equipment, subscriber system assets, leases, other investments and deferred tax assets and liabilities. As of the date of this Release, Prime does not have sufficient information to make a reasonable preliminary estimate of the fair value of these assets and liabilities. Accordingly, for the purposes of pro forma financial information, Prime has assumed that the historical ADT book values represent the best estimate of fair value.

7.	Formation Transactions Pro Forma Adjustments

The Formation Transactions pro forma adjustments column in the pro forma statement of operations reflects the adjustments made to give effect to the Formation Transactions, and the addition of the historical operating results. as presented in the Statement of Operations of the Consolidated Financial Statements for ASG for the six months ended June 30, 2015. The pro forma statement of operations gives effect to the Formation Transactions as if the Formation Transactions had been completed as of January 1, 2015. The historical balance sheet of Prime as of December 31, 2015 includes the effect of the Formation Transactions, and therefore no pro forma adjustments to the pro forma balance sheet are required.

Pro Forma Statement of Operations Adjustments

The following table reflects the Formation Transactions pro forma adjustments for the year ended December 31, 2015:

(in millions)	ASG Six Months Ended June 30, 2015 (a)	Other Pro Forma Adjustments	Footnote Reference	Formation Transactions Pro Forma Adjustments
Revenue	$72	$(3)	(b)	$69
Cost of Revenue	38	(22)	(c)	16
Selling, general and administrative	45	(5)	(d)	40

Operating income (loss)	(11)	24		13
Interest expense, net	11	3	(e)	14
Other income (expense)	—	—		—

Loss before income taxes	(22)	21		(1)
Income tax expense	1	8	(f)	9

Net income (loss)	$(23)	$13		$(10)

(a)	To record the historical operating results as presented in the Statement of Operations of the Consolidated Financial Statements for ASG for the six months ended June 30, 2015 as a pro forma adjustment. In addition, ASG’s historical presentation of its revenues and certain expenses contained within its historical Statement of Operations for the six months ended June 30, 2015 have been reclassified to conform with Prime’s presentation as follows:

(in thousands)	Before Reclassification	Reclassification	Note	After Reclassification
Revenue	$—	$71,761	(i)	$71,761
Monitoring and service	59,697	(59,697)	(i)	—
Installation	12,064	(12,064)	(i)	—
Cost of Revenue	—	37,714	(ii)	37,714
Cost of services	37,714	(37,714)	(ii)	—
Selling, general and administrative	—	45,275	(iii)	45,275
Selling expenses	13,488	(13,488)	(iii)	—
General and administrative	13,485	(13,485)	(iii)	—
Depreciation and amortization	20,351	(20,351)	(iii), (iv)	—
Change in equity compensation plan expense	(1,694)	1,694	(iii)	—
Interest expense	10,489	355	(iv)	10,844

(i)	To reclassify all monitoring and service revenue, and all installation revenue to conform to Prime’s presentation as revenue.
(ii)	To reclassify cost of services to Prime’s presentation as cost of revenue.
(iii)	To reclassify all selling expenses, general and administrative, depreciation and amortization, and change in equity compensation plan expense to conform to Prime’s presentation as selling, general and administrative.
(iv)	To reclassify debt issuance amortization expense of $355 thousand to conform to Prime’s presentation as interest expense.

(b)	To record a decrease to revenue consisting of (1) the elimination of historical amortization of deferred customer acquisition revenue as a result of the revaluation of the deferred customer acquisition revenue liability (on which the amortization is based) as part of the customer accounts definite-lived intangible asset in the purchase price allocation of the Formation Transactions; and (2) an accounting policy adjustment to conform ASG’s revenue accounting policy to Prime’s policy. For certain types of sales, ASG used the percentage-of-completion method to recognize revenue and cost. In contrast, Protection One, Inc. recognized all revenue and cost for the same types of sales upon project completion (“completed contract method”). In addition to revenue, the accounting policy adjustment impacts the cost of revenue, and selling, general and administrative line items as noted below.
(c)	To record a decrease to cost of revenue consisting of (1) the elimination of historical amortization of deferred customer acquisition and installation costs of $17 million for Protection One, Inc. and $6 million for ASG that were recorded to cost of revenue as a result of the revaluation of the deferred customer acquisition and installation costs asset (on which the amortization is based) as part of the customer accounts definite-lived intangible asset in the purchase price allocation of the Formation Transactions; offset by (2) an accounting policy adjustment of $1 million to conform ASG’s revenue accounting policy to Prime’s policy, as noted above in note 7(b).
(d)	To record a decrease in selling, general and administrative as follows:

(in millions)	Year Ended December 31, 2015	Note
Amortization of intangible assets	$33	(i)
Amortization of deferred customer acquisition and installation costs	(14)	(ii)
Transaction fees	(24)	(iii)
Property and equipment depreciation	(1)	(iv)
Prime share based award expenses	1	(v)
ASG equity compensation plan expenses	2	(vi)
Accounting policy adjustment	(1)	(vii)
Management fees	(1)	(viii)

Net pro forma adjustment	$(5)

(i)	The amortization of intangible assets reflects incremental amortization as a result of the purchase price allocation of the Formation Transactions. Historical amortization of $91 million for Protection One, Inc. and $19 million for ASG were eliminated, and pro forma amortization of $143 million was recorded related to the revaluation of definite-lived intangible assets.
(ii)	The amortization of deferred customer acquisition and installation costs reflects the elimination of such costs that have been recorded to historical selling, general and administrative. The fair value of deferred customer acquisition and installation costs was recorded as part of the customer accounts definite-lived intangible asset in the purchase price allocation of the Formation Transactions.
(iii)	Transaction fees reflect the elimination of historical acquisition-related transaction costs that were non-recurring, expensed as incurred and are directly attributable to the Formation Transactions.
(iv)	Property and equipment depreciation reflects the change in depreciation based on the decreased fair value of certain fixed assets as a result of the purchase price allocation of the Formation Transactions.
(v)	The Prime share based award expenses reflects the incremental expense related to the new executive compensation plan entered into as a result of Prime’s acquisition of Protection One, Inc.
(vi)	The ASG equity compensation plan expenses reflect the elimination of the historical benefit that was recorded by ASG as presented in the Statement of Operations of the consolidated financial statements for ASG for the six months ended June 30, 2015. Final payout was made in conjunction with Prime’s acquisition of ASG as of July 1, 2015.

(vii)	The accounting policy adjustment conforms ASG’s revenue accounting policy to Prime’s policy, as noted above in footnote (b).
(viii)	Management fees reflects the elimination of the historical fees paid to affiliates of GTCR Golder Rauner II, L.L.C. and PCap L.P. by Protection One, Inc. and ASG. Subsequent to the Formation Transactions, there were no management fees in place with respect to Protection One, Inc. and ASG payable to our Sponsor.

(e)	To record the incremental interest expense (including amortization of OID and debt issuance costs) due to the new debt acquired to finance the Formation Transactions.

The effective pro forma debt interest rate assumed, for purposes of preparing the pro forma financial information, was 5.9%.

The interest rate assumed for the Existing First Lien Term Loan Facility is 5.00%, which was calculated as a margin of 4.00% over the greater of London Interbank Offered Rate (“LIBOR”) or a floor of 1.00%. The interest rate for the Existing Second Lien Term Loan Facility was 9.75%, which was calculated as a margin of 8.75% over the greater of LIBOR or a floor of 1.00%. See “Description of Other Indebtedness-Credit Facilities.”

A 1/8 % increase or decrease in interest rates would result in a change in interest expense of approximately $1.7 million for the twelve months ended December 31, 2015.

(f)	To record the income tax expense impact of the pro forma adjustments at the statutory rate of 35%. Prime and ASG operate in multiple jurisdictions, and as such the statutory rate may not be reflective of the actual impact of the tax effects of the adjustments.

8.	Acquisition of ADT Pro Forma Adjustments

The Acquisition column in the pro forma financial information represents the adjustments made to give effect to the Merger. The pro forma statement of operations gives effect to the Pro Forma Transactions as if the transactions had been completed as of January 1, 2015. The pro forma balance sheet gives effect to the Pro Forma Transactions as if the transactions had been completed as of December 31, 2015.

Pro Forma Balance Sheet Adjustments

(a)	To record the effect of the Acquisition to the cash on Prime’s balance sheet:

(in millions)	As of December 31, 2015
New debt incurred	$4,695
Equity contribution	4,304
Revolver draw for pro forma purposes	35
Cash consideration paid to ADT’s stockholders	(7,032)
Repayment of debt at fair value, including historical accrued interest	(1,660)
Paydown Existing First Lien Revolving Credit Facility	(22)
Debt acquisition costs, including OID	(222)
Transaction costs	(184)

Total pro forma adjustment	$(86)

The adjustment to record an assumed draw of $35 million under the New First Lien Revolving Credit Facility has been made only for purposes of presenting the pro forma balance sheet. Based on the estimated available cash generated from operations from January 1, 2016 through the closing of the Acquisition, we do not expect to draw down on New First Lien Revolving Credit Facility at closing. We are, however, not able to reflect the increase in estimated available cash subsequent to January 1, 2016 in the pro forma financial information. Therefore, the pro forma balance sheet is presented as if $35 million of borrowings under the New First Lien Revolving Credit Facility were drawn at the closing of the Acquisition.

Total cash paid to the ADT stockholders is estimated to be $7,032 million, and is comprised of consideration to be transferred of approximately $7,012 million and an additional cash payment of approximately $20 million to the holders of previously unvested stock options and unvested restricted stock units whose shares will immediately vest at the closing of the Acquisition

Acquisition-related transaction costs include estimated accounting, legal, advisory and other fees. These costs have been estimated and will be revised to reflect actual amounts at the closing of the Acquisition. In accordance with GAAP, acquisition-related transaction costs are expensed as incurred.

(b)	To record the adjustment to definite-lived intangible assets based on the preliminary purchase price allocation of the Acquisition:

(in millions)	As of December 31, 2015
Eliminate ADT’s historical definite-lived intangible assets, net	$(2,983)
Record new definite-lived intangible assets, net	6,681

Total pro forma adjustment	$3,698

(c)	To record the adjustment to goodwill based on the preliminary purchase price allocation of the Acquisition as follows:

(in millions)	As of December 31, 2015
Eliminate ADT’s historical goodwill	$(3,670)
Record new goodwill	3,486

Total pro forma adjustment	$(184)

(d)	To record the ADT trade name as an indefinite-lived intangible asset based on the preliminary purchase price allocation of the Acquisition.

(e)	To eliminate deferred customer acquisition and installation costs as this asset was revalued as part of the customer accounts definite-lived intangible asset in the purchase price allocation of the Acquisition.

(f)	To record an adjustment to eliminate ADT’s historical debt acquisition costs on debt repaid of $6 million offset by debt acquisition costs recorded for new debt acquired and other costs of $105 million.

(g)	To record the fair value adjustment to historical deferred revenue as a result of the preliminary purchase price allocation of the Acquisition.

(h)	To record the adjustment to recognize payment of the accrued interest on debt to be repaid as a result of the Acquisition.

(i)	To record the adjustment to the long-term debt balance as follows:

(in millions)	As of December 31, 2015	Note
New debt incurred:
Prime LLC Notes	$3,140	(i)
First Lien Term Loan Facilities, including OID	1,524	(ii)
Revolver draw for pro forma purposes	35	(iii)
Historical debt repaid:
Refinanced Credit Agreement	(355)	(iv)
Short-Term ADT Notes	(1,250)	(v)
Paydown of Existing First Lien Revolving Credit Facility	(22)	(vi)
Fair value adjustment	(452)	(vii)

Total pro forma adjustment	$2,620

(i)	The Prime LLC Notes are due in 2023.
(ii)	The New First Lien Credit Facilities consist of the $1,555 million First Lien Term Loan Facility, net of OID of $31 million under the New First Lien Term Loan Facility and the $255.0 million New First Lien Revolving Credit Facility.
(iii)	As further discussed in note 8(a) above, the adjustment to record an assumed draw of $35 million under the New First Lien Revolving Credit Facility has been made only for purposes of presenting the pro forma balance sheet. Based on the estimated available cash generated from operations from January 1, 2016 and the estimated closing of the Acquisition, we do not expect to draw down on New First Lien Revolving Credit Facility at the closing of the Acquisition.
(iv)	The Refinanced Credit Agreement is expected to be repaid at the closing of the Acquisition.
(v)	The $750 million 2017 ADT Notes and the $500 million 2019 ADT Notes are expected to be repaid at the closing of the Acquisition.
(vi)	The outstanding draw under Prime’s First Lien Revolving Credit Facility is expected to be repaid at closing of the Acquisition. Together with the New First Lien Revolving Credit Facility, Prime will have $350 million in revolving borrowing capacity.
(vii)	Represents the adjustment to fair value for the ADT Rollover Notes assumed as a result of the preliminary purchase price allocation of the Acquisition.

(j)	To eliminate ADT’s historical deferred customer acquisition revenue. The fair value of this balance was recorded as part of the customer accounts definite-lived intangible asset in the preliminary purchase price allocation of the Acquisition.

(k)	To record the net deferred tax impact related to the fair value adjustment increasing the book basis of identifiable intangibles as a result of the preliminary purchase price allocation Acquisition. The estimated deferred tax liability is preliminary and subject to change based on management’s final determination of the fair value of the identifiable intangible assets acquired as a result of the purchase price allocation of the Acquisition.

(l)	To record a liability related to the ADT Performance Stock Units that were earned but not yet paid at December 31, 2015 and are included in estimated consideration to be transferred as a result of the preliminary purchase price allocation of the Acquisition.

(m)	To eliminate the components of ADT’s stockholders’ equity.

(n)	To record the equity contribution from Parent.

(o)	To recognize the impact on retained earnings of certain debt acquisition costs, the consideration to be paid at the closing of the Acquisition to ADT stockholders for certain equity awards, and the estimated acquisition related transaction fees that are expensed as incurred.

Pro Forma Statement of Operations Adjustments

(a)	To eliminate the historical amortization of deferred customer acquisition revenue as a result of the revaluation of the deferred customer acquisition revenue liability (on which the amortization is based) as part of the customer accounts definite-lived intangible asset in the preliminary purchase price allocation of the Acquisition.

(b)	To record an increase in selling, general and administrative as follows:

(in millions)	Twelve Months Ended December 31, 2015	Note
Amortization of intangible assets	$294	(i)
Amortization of deferred customer acquisition and installation costs	(145)	(ii)
Property and equipment depreciation	(4)	(iii)
Management fees	20	(iv)

Net pro forma adjustment	$165

(i)	The amortization of intangible assets reflects incremental amortization as a result of the preliminary purchase price allocation of the Acquisition as follows:

(in millions)	Twelve Months Ended December 31, 2015
Historical amortization of intangible assets	$(617)
Pro forma amortization of intangible assets	911

Net pro forma adjustment	$294

(ii)	The amortization of deferred customer acquisition and installation costs reflects the elimination of such costs that have been recorded to historical selling, general and administrative. The fair value of deferred customer acquisition and installation costs was recorded as part of the customer accounts definite-lived intangible asset in the purchase price allocation of the Acquisition.
(iii)	To record a decrease in depreciation expense related to certain fixed assets to be acquired in the Acquisition that have a useful life of less than one year as of December 31, 2015 as a result of the preliminary purchase price allocation of the Acquisition.
(iv)	To record the annual fee to be paid to our Sponsor that is directly attributable to the Acquisition.

(c)	To record the increase in interest expense as a result the Acquisition as follows:

(in millions)	As of December 31, 2015	Note
Interest expense on new debt	$406	(i)
Interest expense on existing debt	35	(ii)
Less: Interest expense on ADT debt repaid	(47)	(iii)

Total pro forma adjustment	$394

(i)	Interest expense on new debt represents interest expense (including related amortization of OID and capitalized debt acquisition costs) incurred on the (a) $3,140.0 million of Prime LLC Notes and (b) $1,555.0 million New First Lien Term Loan Facility. The $255.0 million New First Lien Revolving Credit Facility will be undrawn as of the closing of the Acquisition. However, as discussed in note 8(a) to the pro forma balance sheet, the pro forma balance sheet is presented as if the New First Lien Revolving Credit Facility borrowings in an amount equal to $35 million were drawn as the pro forma financial information excludes the effect of our expected available cash resulting from operations from January 1, 2016 through the closing of the Acquisition. Therefore, we have not recorded a pro forma adjustment for interest expense on the pro forma draw of the New First Lien Revolving Credit Facility.
(ii)	Interest expense on existing debt represents (a) additional interest expense of $11 million on the Existing First Lien Term Loan Facility as a condition to obtaining the New First Lien Term Loan Facility under the Existing First Lien Credit Facility described above, and (b) interest expense of $24 million to reflect the amortization of the fair value adjustment made to the ADT Rollover Notes assumed as a result of the preliminary purchase price allocation of the Acquisition.

(iii)	Interest expense on ADT debt repaid eliminates interest expense (including related amortization of capitalized debt acquisition costs) on the Short-Term ADT Notes and Refinanced Credit Facility, all of which will be repaid at the closing of the Acquisition.

The effective pro forma debt interest rate assumed, for purposes of preparing the pro forma financial information, was 6.6%. A 1/8 % increase or decrease in interest rates would result in a change in interest expense of approximately $7.2 million for the twelve months ended December 31, 2015.

As part of the Acquisition, Prime will assume all of the ADT Rollover Notes, and will undertake the Backstop Change of Control Offers pursuant to any applicable series of ADT Rollover Notes should a “Change of Control Triggering Event” occur for any of the ADT Rollover Notes. If Backstop Change of Control Offers were to be required in respect of all of the ADT Rollover Notes, and if all of the ADT Rollover Notes were to be validly tendered and not validly withdrawn in such Backstop Change of Control Offers, Prime would incur incremental annual interest expense of approximately $99 million, and incremental debt financing fees of approximately $155 million.

(d)	To record the income tax expense impact of the pro forma adjustments at the statutory rate of 35%. ADT operates in multiple jurisdictions, and as such the statutory rate may not be reflective of the actual impact of the tax effects of the adjustments.

USE OF NON-GAAP FINANCIAL INFORMATION

We have provided our EBITDA, Adjusted EBITDA and SSFCF in this Release because we believe they provide investors in our debt with additional information to measure our performance and evaluate our ability to service our indebtedness. We believe that the presentation of EBITDA, Adjusted EBITDA and SSFCF are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. We believe SSFCF provides an additional measure of ability to repay debt, make other investments, return capital to stockholders through dividends and repurchase shares.

EBITDA, Adjusted EBITDA and SSFCF are not presentations made in accordance with GAAP. Our use of the terms EBITDA, Adjusted EBITDA and SSFCF varies from others in our industry. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. EBITDA, Adjusted EBITDA and SSFCF have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA:

•	excludes certain tax payments that may represent a reduction in cash available to us;

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs; and

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness.

In addition, Adjusted EBITDA:

•	excludes expensed customer acquisition costs;

•	excludes certain non-cash and non-recurring charges; and

•	excludes charges and gains related to acquisitions, integrations, restructurings, impairments and other income or charges.

Our definition of Adjusted EBITDA allows us to add back certain non-cash and non-recurring charges or gains that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes.

SSFCF measures the unlevered operating cash flow available from a portfolio of accounts at a specific point in time less the cash expenditures required to replace attrition in that portfolio.

Because of these limitations, we rely primarily on our GAAP results and use EBITDA, Adjusted EBITDA and SSFCF only supplementally.

We have significant deferred tax assets, and any impairments of or valuation allowances against these deferred tax assets in the future could materially and adversely affect our results of operations, financial condition and cash flows.

Following the Acquisition, we will continue to be subject to income taxes in the United States and Canada and in various state, territorial, provincial and local jurisdictions. The amount of income taxes we pay is subject to our interpretation and application of tax laws in jurisdictions in which we file. Changes in current or future laws or regulations, the imposition of new or changed tax laws or regulations or new related interpretations by taxing authorities in the jurisdictions in which we file could materially and adversely affect our financial condition, results of operations and cash flows.

Our future consolidated federal and state income tax liability may be significantly reduced by tax credits and tax net operating loss (“NOL”) carryforwards available to us under the applicable tax codes. Each of ASG, Protection One, Inc. and ADT had material NOL carryforwards prior to our acquisition of such entity. Our ability to fully utilize these deferred tax assets, however, may be limited for various reasons, such as if projected future taxable income becomes insufficient to recognize the full benefit of our NOL carryforwards prior to their expirations. If a corporation experiences an “ownership change,” Sections 382 and 383 of the Code (as defined herein) provide annual limitations with respect to the ability of a corporation to utilize its NOL (as well as certain built-in losses) and tax credit carryforwards against future U.S. taxable income. In general an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of the corporation by more than 50 percentage points over a three-year testing period.

Our acquisitions of ASG and Protection One, Inc. resulted in an ownership change of each of those entities. Thus, our ability to fully utilize the NOL carryforwards of those entities may be limited. ADT had generated significant NOL carryforwards prior to its separation from Tyco on September 28, 2012. ADT determined that an ownership change was deemed to have occurred as a result of this separation. ADT has also determined that any resulting Code Section 382 limitation currently exceeds the amount of NOL carryforwards subject to such limitation, and, thus, that it is not currently limited (not taking into account the Acquisition) in its ability to utilize any of its pre-separation NOL carryforwards. ADT has also generated significant additional NOL and tax credit carryforwards in the tax years following such separation. Our ability to fully utilize the tax attributes of ADT following the Acquisition may be limited, because we currently expect that the Acquisition will result in another ownership change of ADT. Our ability to utilize ADT’s tax attributes following the Acquisition will depend on a number of factors, including the pre-existing Section 382 limitations on its NOL carryforwards, the purchase price and amount of acquisition debt in the Acquisition, and ADT’s tax basis in its assets at the time of the Acquisition. It is also possible that future changes in the direct or indirect ownership in our equity might result in additional ownership changes that would also trigger the imposition of limitations under Section 382 of the Code with respect to these tax attributes.

In addition, audits by the U.S. Internal Revenue Service (“IRS”) as well as state, territorial, provincial and local tax authorities could reduce our tax attributes and/or subject us to tax liabilities if tax authorities make adverse determinations with respect to our NOL or tax credits carryforwards. ADT is currently subject to a federal income tax audit for the 2008 – 2009 tax years. The audit relates to interest deductions taken with respect to certain intercompany debt. If concluded adversely to ADT this audit may result in a significant reduction of our NOL carryforwards. During the second fiscal quarter of 2016, ADT became aware of certain circumstances that may impact the usability of certain NOL carryforwards. While ADT has not yet determined the impact on the affected NOL carryforwards, the potential impact to the related deferred tax asset could be up to $60 million. Further, any future disallowance of some or all of our tax credits or NOL carryforwards as a result of legislative change could materially affect our tax obligations. Accordingly, there can be no assurance that in the future we will not be subject to increased taxation or experience limitations with respect to recognizing the benefits of our NOL carryforwards and other tax attributes. Any such increase in taxation or limitation of benefits could have a material adverse effect on our financial condition, results of operations or cash flows. ADT is also currently subject to a federal tax audit for the 2010 – 2012 tax years. This audit is still in its initial stages and no adjustment has as of yet been proposed by the IRS. However, the intercompany debt that is at issue in the 2008 – 2009 audit remained outstanding through 2012, and the IRS might propose adjustments with respect to related interest deductions taken during the 2010 – 2012 tax years. Moreover, there can be no assurance that other adjustments that would reduce ADT’s tax attributes or otherwise affect ADT’s tax liability will not be proposed by the IRS with respect to those tax years.